PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant /x /
Filed by a Party other than the Registrant  /  /

     Check the appropriate box:
/x / Preliminary Proxy Statement
/  / Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2))
/  / Definitive Proxy Statement
/  / Definitive Additional Materials
/  / Soliciting Material Pursuant to Section 240.14a-12

      MAXXAM Inc.
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(Name of Registrant as Specified In Its Charter)


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(Name of Person(s) Filing Proxy Statement if other than the Registrant)

     Payment of Filing Fee (Check the appropriate box):

/x / No fee required.

/  / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
     11.

     (1)  Title of each class of securities to which transaction applies:

          --------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated ans state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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/  / Fee paid previously with preliminary materials.

/  / Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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                                  [MAXXAM Logo]









                                                                 _________, 2000







To Our Stockholders:


      You are cordially invited to attend the Annual Meeting of Stockholders of MAXXAM Inc. (the "Company") to be held at 8:30 a.m. on Wednesday, May 24, 2000, at The Power Center, 12401 South Post Oak, Houston, Texas. Please see the map on the last page of this Proxy Statement.

      Although you may presently plan to attend the Annual Meeting, we urge you to indicate your approval in the spaces provided on the enclosed white proxy card by voting "FOR" the election of the directors named in the attached proxy statement and "AGAINST" each of the three proposals submitted by certain stockholders of the Company. Please then date, sign and promptly return the WHITE proxy card in the enclosed envelope. Even if you have previously mailed a proxy card, you may vote in person at the Annual Meeting by following the procedures described in the attached Proxy Statement.

      We look forward to seeing as many of you as possible at the Annual
Meeting.



CHARLES E. HURWITZ                           PAUL N. SCHWARTZ
Chairman of the Board and                    President
 Chief Executive Officer

                                   MAXXAM INC.
                           5847 SAN FELIPE, SUITE 2600
                              HOUSTON, TEXAS 77057


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 24, 2000


      The Annual Meeting of Stockholders of MAXXAM Inc. (the "Company") will be held on Wednesday, May 24, 2000, at The Power Center, 12401 South Post Oak, Houston, Texas at 8:30 a.m., local time, for the following purposes:

      1. To elect five directors to serve on the Board of Directors of the Company, three of whom will be elected by the holders of Common Stock, voting separately as a class, to hold office until the 2001 Annual Meeting of Stockholders or until their successors are elected and qualified, and two of whom will be elected by holders of Common Stock and Class A $.05 Non-Cumulative Participating Convertible Preferred Stock, voting together as a single class, to hold office until the 2003 Annual Meeting of Stockholders or until their successors are elected and qualified;

      2. To consider and vote on three proposals submitted by certain stockholders of the Company; and

      3. To transact such other business as may be properly presented to the Annual Meeting or any adjournments or postponements thereof.

      Stockholders of record as of the close of business on March 31, 2000 are entitled to notice of and to vote at the Annual Meeting. A list of stockholders will be available commencing May 9, 2000, and may be inspected for purposes germane to the Annual Meeting during normal business hours prior to the Annual Meeting at the offices of the Company, 5847 San Felipe, Suite 2600, Houston, Texas.



                                        By Order of the Board of Directors


                                        BERNARD L. BIRKEL
                                        Secretary

____________, 2000




                                    IMPORTANT

      PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED WHITE PROXY CARD. RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE PROVIDED FOR YOUR CONVENIENCE AND WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. ANY STOCKHOLDER WHO ATTENDS THE ANNUAL MEETING MAY VOTE PERSONALLY ON ALL MATTERS BROUGHT BEFORE THE ANNUAL MEETING BY FOLLOWING THE PROCEDURES DESCRIBED IN THE ATTACHED PROXY STATEMENT. IN THAT EVENT, YOUR PROXY WILL NOT BE USED.



                                   MAXXAM INC.

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 24, 2000

      This proxy statement (the "PROXY STATEMENT") is furnished to stockholders in connection with the solicitation by the Board of Directors of MAXXAM Inc. (the "COMPANY"), a Delaware corporation, of proxies for use at the Company's Annual Meeting of Stockholders (the "ANNUAL MEETING") to be held at 8:30 a.m. on Wednesday, May 24, 2000, and any adjournments or postponements thereof, at the time and place and for the purposes set forth in the accompanying notice of Annual Meeting. The principal executive offices of the Company are located at 5847 San Felipe, Suite 2600, Houston, Texas 77057, telephone (713) 975-7600.

      This Proxy Statement, the accompanying WHITE proxy card and the Notice of Annual Meeting of Stockholders are being mailed, commencing on or about _________ __, 2000, to the stockholders of record as of the close of business on March 31, 2000 (the "RECORD DATE"). Only holders of record of the ________ shares of Common Stock (the "COMMON STOCK") and the ________ shares of Class A $.05 Non-Cumulative Participating Convertible Preferred Stock (the "PREFERRED STOCK," and together with the Common Stock, the "CAPITAL STOCK") of the Company outstanding as of the Record Date are entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote and each share of Preferred Stock is entitled to ten votes on such matters as they are entitled to vote and as may properly come before the Annual Meeting or any adjournments or postponements thereof. At the Annual Meeting, the holders of Common Stock, voting separately as a class, are entitled to elect three members of the Company's Board of Directors, and the holders of Common Stock and Preferred Stock, voting together as a single class, are entitled to elect two members of the Company's Board of Directors.

      We cordially invite you to attend the Annual Meeting. Whether or not you plan to attend, please complete, date, sign and promptly return the enclosed white proxy card in the enclosed envelope. The persons authorized to act as proxies at the Annual Meeting, individually or jointly, as listed on the white proxy card, are Paul N. Schwartz, J. Kent Friedman and Bernard L. Birkel. You may revoke your proxy at any time prior to its exercise at the Annual Meeting by notice to the Company's Secretary, by filing a later-dated proxy or, if you attend the Annual Meeting, by voting your shares of stock in person. Proxies will be voted in accordance with the directions specified thereon or, in the absence of instructions, "FOR" the election of the nominees to the Board of Directors named in this Proxy Statement and "AGAINST" each of the three proposals submitted by certain stockholders of the Company.

      All stockholders as of the Record Date, or their duly appointed proxies, may attend the meeting. Seating, however, is limited. Admission to the meeting will be on a first-come, first-served basis. Registration is expected to begin at 7:00 a.m., and seating is expected to be available at approximately 7:30 a.m. Cameras, recording equipment, communication devices or other similar equipment will not be permitted in the meeting room without the prior written consent of the Company. In addition, posters, placards or other signs or materials may not be displayed inside the meeting facility. The meeting will be conducted in accordance with certain rules and procedures established by the Company, which will be available or announced at the Annual Meeting.

      IN ORDER TO EXPEDITE YOUR ADMISSION TO THE ANNUAL MEETING, WE SUGGEST THAT YOU PRE-REGISTER BY COMPLETING AND SUBMITTING VIA FACSIMILE THE FORM INCLUDED WITH THIS PROXY STATEMENT. PERSONS WHO PRE-REGISTER FOR THE MEETING WILL BE REQUIRED TO PRESENT PROOF OF IDENTIFICATION AT THE REGISTRATION TABLE ON THE DATE OF THE MEETING. PLEASE CONTACT THE COMPANY'S SHAREHOLDER SERVICES DEPARTMENT AT 1-877-276-5656 IF YOU HAVE ANY QUESTIONS REGARDING THE PRE-REGISTRATION PROCESS.

      PLEASE NOTE THAT IF YOU HOLD YOUR SHARES IN "STREET NAME" (THAT IS, THROUGH A BROKER, BANK OR OTHER NOMINEE), YOU WILL NEED TO BRING A COPY OF A BROKERAGE OR SIMILAR STATEMENT REFLECTING YOUR STOCK OWNERSHIP AS OF THE RECORD DATE. ALL STOCKHOLDERS, OR THEIR DULY APPOINTED PROXIES, WILL BE REQUIRED TO CHECK IN AT THE REGISTRATION DESK PRIOR TO THE ANNUAL MEETING. ALL STOCKHOLDERS, REGARDLESS OF THEIR FORM OF OWNERSHIP, AND ALL PROXIES WILL ALSO BE REQUIRED TO VERIFY THEIR IDENTITY WITH A DRIVER'S LICENSE OR OTHER APPROPRIATE IDENTIFICATION BEARING A PHOTOGRAPH.

      The presence, in person or by proxy, of the holders of shares of Capital Stock entitled to cast a majority of the votes entitled to be cast at the Annual Meeting is required to constitute a quorum for the transaction of business at the Annual Meeting. Under applicable Delaware law, abstentions and broker non-votes (i.e., shares held in street name as to which the broker, bank or other nominee has no discretionary power to vote on a particular matter, has received no instructions from the persons entitled to vote such shares and has appropriately advised the Company that it lacks voting authority) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Directors are elected by a plurality of votes. Votes for directors may be cast in favor or withheld; votes that are withheld or broker non-votes will be excluded entirely from the vote and will have no effect on the outcome. Abstentions may not be specified in the election of directors. A stockholder may, with respect to each other matter specified in the notice of the meeting, (i) vote "FOR," (ii) vote "AGAINST" or (iii) "ABSTAIN" from voting. The affirmative vote of a majority of the shares present in person or by proxy and voting thereon at the Annual Meeting is required for approval of the other matters presented. Shares represented by proxies that are marked "abstain" on such matters and proxies relating to broker non-votes will be counted as shares present for purposes of determining the presence of a quorum. Such shares, however, will not be treated as shares voting and therefore will not affect the outcome of the vote.

      PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED WHITE PROXY CARD. RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. IF YOUR SHARES ARE REGISTERED IN THE NAME OF A BROKER, BANK OR OTHER NOMINEE, PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND INSTRUCT HIM OR HER TO VOTE THE WHITE PROXY CARD AS SOON AS POSSIBLE. IF YOU PLAN TO ATTEND THE ANNUAL MEETING TO VOTE IN PERSON AND YOUR SHARES ARE REGISTERED IN THE NAME OF A BROKER, BANK OR OTHER NOMINEE, YOU MUST SECURE A PROXY FROM SUCH NOMINEE ASSIGNING VOTING RIGHTS TO YOU FOR YOUR SHARES.


                   CERTAIN INFORMATION CONCERNING PARTICIPANTS

      The Company and its directors and certain of its executive officers may be deemed to be "participants," as such term is defined by regulations promulgated by the Securities and Exchange Commission (the "SEC"), in connection with the solicitation of proxies being made by this Proxy Statement. In particular, certain of the Company's executive officers may participate in the direct solicitation of proxies of certain of the Company's stockholders. The aggregate percentage beneficial ownership of Capital Stock held by the Board of Directors, its nominees and the Company's executive officers, is 42.4% of the Common Stock, 99.2% of the Preferred Stock and 71.7% of the combined voting power of the Common Stock and Preferred Stock (see "Principal Stockholders").


                              ELECTION OF DIRECTORS

      The Company's Restated Certificate of Incorporation provides for three classes of directors (excluding the directors elected by the holders of Common Stock as discussed below) having staggered terms of office, with directors of each class to be elected by the holders of the Company's Common Stock and Preferred Stock, voting together as a single class, for terms of three years and until their respective successors have been duly elected and qualified. The Company's Restated Certificate of Incorporation also provides that so long as any shares of the Preferred Stock are outstanding, the holders of Common Stock, voting as a class separately from the holders of any other class or series of stock, shall be entitled to elect, for terms of one year, at each annual meeting, the greater of (i) two directors, or (ii) that number of directors which constitutes 25% of the total number of directors (rounded up to the nearest whole number) to be in office subsequent to such annual meeting.

      Five persons have been nominated by the Company for election to the Board of Directors at this year's Annual Meeting. Three of the nominees, Robert J. Cruikshank, Stanley D. Rosenberg and Michael J. Rosenthal, have been nominated for election by the holders of Common Stock, voting separately as a class (the "COMMON DIRECTORS"), to hold office until the 2001 Annual Meeting of the Stockholders or until their successors have been duly elected and qualified. The persons nominated by the Company to stand for election by the holders of Common Stock and Preferred Stock, voting together as a single class (the "GENERAL DIRECTORS"), to hold office until the 2003 Annual Meeting of Stockholders are J. Kent Friedman and Ezra G. Levin. Messrs. Cruikshank, Rosenberg and Levin are currently members of, and have extensive experience on, the Company's Board of Directors and in other board and business positions. The other nominees, Messrs. Friedman and Rosenthal, also have extensive board and business experience. See "Executive Officers and Directors" and "Principal Stockholders" for information concerning each of the nominees and other directors, including the dates on which they first became directors, their business experience during the past five years and the number of shares of the Company's Common Stock and Preferred Stock owned beneficially by each of them as of _______________, 2000. Each of the Company's nominees has consented to serve as a member of the Board of Directors if elected.

      Certain stockholders of the Company, including The Rose Foundation for Communities and the Environment and the United Steelworkers of America, have indicated that they intend to solicit proxies for the election of two dissident nominees as Common Directors. The Board of Directors and management of the Company believe that the two dissident nominees would--based on their voting and fundraising records while they were members of Congress--be beholden to narrow special interests that have advocated positions detrimental to the Company and its stockholders. For that reason, the Company believes that their elections would not be in the best interests of the Company and its stockholders.

      The persons named on the enclosed WHITE proxy card will vote the shares of Common Stock and Preferred Stock represented thereby for the election of the Company's nominees, except where authority has been withheld as to a particular nominee or as to all such nominees. Should any of the Company's nominees decline or be unable to serve as a director of the Company, which is not anticipated, the persons named on the enclosed white proxy card will vote for the election of such other person, if any, as the Board of Directors may recommend.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF MESSRS. CRUIKSHANK, ROSENBERG AND ROSENTHAL AS COMMON DIRECTORS AND MESSRS. FRIEDMAN AND LEVIN AS GENERAL DIRECTORS OF THE COMPANY.


                           FIRST STOCKHOLDER PROPOSAL

      The As You Sow Foundation and John C. Harrington intend to present the proposal set forth below for consideration at the Annual Meeting. The As You Sow Foundation and Mr. Harrington own 50 shares and 100 shares, respectively, of the Company's Common Stock. The address of each of the proponents will be furnished by the Secretary of the Company to any stockholder promptly upon receipt of an oral or written request. Their proposal is as follows:

      "RESOLVED: The stockholders request that the Board of Directors take steps to provide for cumulative voting in the election of those Directors elected solely by holders of Common Stock. Cumulative voting means that each holder of Common Stock may cast as many votes as equal the number of shares held, multiplied by the number of Common Directors to be elected. A shareholder may cast all such cumulated votes for a single candidate or split votes between multiple candidates."

   STATEMENT IN SUPPORT

      The following statement was also submitted by the stockholders identified above in support of the foregoing proposal:

                "Cumulative voting allows a significant group of stockholders to elect a Director or Directors of its choice - safeguarding minority shareholder interests and bringing independent perspectives to Board decisions.

                In our view, cumulative voting for Common Directors is needed because MAXXAM's two- tier stock structure allows preferred stock to outvote common ten to one. MAXXAM's CEO and affiliates control nearly all preferred stock and approximately 37% of common stock, giving the CEO almost complete control of Board elections and policy.

                We believe MAXXAM suffers from excessive CEO control of board affairs. This year, Corporate Board Member magazine identified MAXXAM's Board as one of the five worst in America. We believe subsequent events demonstrate increasing need for a minority shareholder voice on the Board.

                MAXXAM has shown operating losses for some time, with a 1998 net loss of $57.2 million, or $8.17 per share. We believe only the recent consummation of the Headwaters Agreements allowed the company to report net profits in the first nine months of 1999.

                This gain, moreover, may be short lived. In 2000, the U.S. Treasury Office of Thrift Supervision Director is expected to issue an order on approximately $820 million in federal claims against MAXXAM, CEO Hurwitz and a Hurwitz business trust. MAXXAM is indemnifying Mr. Hurwitz in this case and has paid $40 million in this and related litigation, including Mr. Hurwitz expenses.

                In our view, company operating practices continue to be mired in needless controversy and expensive litigation. Inability to secure regulatory approval for timber harvest plans has adversely affected the company's forest products segment and reduced net sales. Meanwhile, the Headwaters agreements are being challenged in court as allowing too much logging.

                The company's Kaiser Aluminum division remains troubled. An expensive, and we believe avoidable, labor dispute began in September 1998. Since then, Washington State fined Kaiser $250,000 for air pollution violations. In July 1999, Kaiser's Gramercy, Louisiana plant exploded, injuring employees and showering caustic debris on the surrounding area. Numerous property claims have been filed. The Gramercy plant remains closed, with civil and/or criminal fines and penalties possible.

                In light of these significant challenges facing the company, we believe MAXXAM's minority shareholders need cumulative voting to protect their interests and give them a voice. Last year's cumulative voting resolution received nearly 14% of the vote.

                Safeguard your investment.  Vote FOR cumulative voting."

   STATEMENT IN OPPOSITION

      THE BOARD OF DIRECTORS AND MANAGEMENT OF THE COMPANY RECOMMEND A VOTE "AGAINST" THE ADOPTION OF THE ABOVE PROPOSAL AS IT IS CONTRARY TO THE INTERESTS OF THE COMPANY AND YOU AS A STOCKHOLDER.

      The proponents of the proposal assert that cumulative voting will safeguard minority stockholder interests. The Company believes that cumulative voting would have a much different and detrimental effect.

      The Company believes cumulative voting will create an environment in which special interest stockholders will be able to pool their respective voting powers to attempt to elect single issue directors. These directors may come to believe that they are under an obligation to advance agendas that benefit a minority of stockholders rather than the majority.

      Evidence of the significant problems with cumulative voting exists within the proponent's statement. In particular, the proponents cite ongoing litigation with the FDIC and Office of Thrift Supervision as among the reasons why their proposal should be adopted, but they fail to note that one of them, along with the radical environmental group Earth First, the Rose Foundation and others, are supporting the litigation by the government against the Company. They also make certain misleading statements such as the Company having had operating losses "for some time." In fact, the Company has had operating income in every year other than one since 1994.

      The Board of Directors believes that the current system of voting for the election of directors better serves the interests of all stockholders. Such practice is common at leading public companies (such as America Online, Dell Computer, Coca Cola, Lucent Technologies and Pfizer) and should remain the practice of the Company.

      THE BOARD OF DIRECTORS AND MANAGEMENT OF THE COMPANY URGE THAT YOU VOTE "AGAINST" THIS PROPOSAL.


                           SECOND STOCKHOLDER PROPOSAL

      Dr. Brent Blackwelder, a stockholder of the Company, intends to present the proposal set forth below for consideration at the Annual Meeting. Dr. Blackwelder owns 50 shares of the Company's Common Stock. The address of Dr. Blackwelder will be furnished by the Secretary of the Company to any stockholder promptly upon receipt of an oral or written request. His proposal is as follows:

      "RESOLVED: MAXXAM Inc. shareholders request that the Board of Directors change the election of all directors who are chosen by the holders of common and preferred stock voting together (General Directors), by providing that, at future Board elections, such new directors be elected annually and not for staggered terms. This declassification of General Directors shall not affect the separate election of Common Directors as provided in the Articles of the Incorporation and shall be phased in a manner that does not affect the unexpired terms of Directors previously elected."

   STATEMENT IN SUPPORT

      The following statement was also submitted by the stockholders identified above in support of the foregoing proposal:

                "This proposal encourages the board to reorganize itself so that each General Director would stand before the shareholders for re-election annually. Currently, shareholders can only vote on one-third of the board at any given time.

                We believe that corporate governance procedures and practices, and the level of accountability they impose, are closely related to financial performance. In our view, when directors are accountable for their actions yearly, they and the company perform better.

                We believe that shareholders deserve a greater level of accountability given MAXXAM's disappointing financial performance, and what we perceive as its poor stewardship of critical natural and human resources. For example,

           o According to Institutional Shareholder Services, "There is no dispute that [MAXXAM's] performance has been poor for many years relative to its peers." Seven out of the ten S&P 1500 Paper & Forest Products companies and two-thirds of the S&P 1500 Aluminum companies outperformed MAXXAM in the five year period ending December 21, 1999. Recently, MAXXAM trailed the S&P 1500 Aluminum and Paper & Forest Products Sector Scorecards for the one and two-year periods ending December 21, 1999.

           o We believe that MAXXAM's environmental, health and safety practices continue to attract legal action and public criticism, and contribute to lagging financial performance. MAXXAM's 1999 third quarter 10-Q mentions four forestry-related lawsuits, 96,000 pending asbestos claims, and 30 lawsuits stemming from the explosion of Kaiser's Gramercy, Louisiana alumina refinery.

           o We believe that Kaiser's troubled labor relations may have serious ramifications for its operating costs. Currently, the Company buys discount power from Bonneville Power Authority, which is revising its rates. Washington Governor Locke has endorsed withholding power discounts from companies with environmental, labor or community problems. At full rates, power costs could increase 50%, and could seriously reduce Kaiser's competitiveness.

                In light of such events, we believe that our Company's leadership is in urgent need of greater accountability. Board classification insulates its directors from immediate challenge. We believe that requiring all directors to stand for election every year is one of the best ways to hold the board and individual directors accountable.

                At the 1999 MAXXAM annual meeting, approximately half of the shares not owned or controlled by CEO Hurwitz and/or his affiliates voted in support of annual election of the General Directors. This year, we urge you to join us in VOTING TO DECLASSIFY the terms of election, as a powerful tool for management incentive and accountability."

   STATEMENT IN OPPOSITION

      THE BOARD OF DIRECTORS AND MANAGEMENT OF THE COMPANY RECOMMEND A VOTE "AGAINST" THIS PROPOSAL FOR THE FOLLOWING REASONS:

      The Company's stockholders have previously voted in favor of creating a classified Board of Directors. Similar resolutions have been passed by the stockholders of many other large domestic corporations (such as America Online, Dell Computer, Coca Cola, Lucent Technologies and Pfizer) for a wide range of reasons, including a desire to ensure the continuity of experienced and knowledgeable Board members. This is an important element of good corporate governance.

      Under MAXXAM's current structure, the majority of Board members are elected every year. Three of the Company's seven directors are elected every year by the holders of Common Stock. The remaining four directors have staggered terms of office, with at least one director being elected every three years.

      MAXXAM believes that this structure provides for flexibility, continuity and stability--qualities that best serve the interests of all of its stockholders.

      The Company believes that it is unnecessary to change this structure in order to create greater director accountability as directors are already accountable. Stockholders may express their satisfaction or dissatisfaction with the performance of the Board at the annual meeting and are able to vote on at least a majority of the Board positions. Moreover, all of MAXXAM's directors, whether elected annually or not, have the same legal and fiduciary duties and standards of performance.

      FOR THE REASONS STATED ABOVE, THE BOARD OF DIRECTORS AND MANAGEMENT OF THE COMPANY URGE THAT YOU VOTE "AGAINST" THIS PROPOSAL.


                           THIRD STOCKHOLDER PROPOSAL

      The Rose Foundation for the Communities and the Environment, together with Nell Minow, each a stockholder of the Company, intend to present the proposal set forth below for consideration at the Annual Meeting. The Rose Foundation and Ms. Minow own 50 shares and 300 shares, respectively, of the Company's Common Stock. The address of each of the proponents will be furnished by the Secretary of the Company to any stockholder promptly upon receipt of an oral or written request. Their proposal is as follows:

           "RESOLVED: the shareholders request the board of directors take steps to provide that a majority of all board members shall be 'independent.'

           For purposes of this resolution, an independent director is one who:

           o has not been employed by MAXXAM or an affiliate in an executive capacity for the past five years;
           o is not a member of a firm that is one of MAXXAM's paid advisors or consultants;
           o     is not employed by a significant MAXXAM customer or supplier;
           o does not have personal services contracts with MAXXAM or an affiliate;
           o is not employed by a non-profit entity that receives significant contributions from MAXXAM;
           o     is not a relative of an executive of MAXXAM or an affiliate;
           o is not part of an interlocking directorate in which the CEO or other executive officer of MAXXAM serves on the board of another corporation that employs that director; and
           o does not have any personal, financial and/or professional relationships with the CEO or other executive officer that could interfere with the exercise of independent judgment by such director."

   STATEMENT IN SUPPORT

      The following statement was also submitted by the stockholders identified above in support of the foregoing proposal:

                "This proposal seeks to establish a level of independence that we believe will permit clear and objective decision making in the best long term interest of all shareholders.

                Two of MAXXAM's five directors are company insiders; a third has long been associated with CEO Hurwitz as his attorney and trustee of Hurwitz' personal business trust. MAXXAM thus falls far short of the level of independence proposed.

                In our view, board dominance by insiders and people having other significant management ties can raise questions about whether a board is giving priority to management's interest at the shareholders' expense. According to a committee of the Business Roundtable, an association of leading corporate CEOs:

                      "Boards of Directors at large publicly held corporations should be composed predominately of independent directors who do not hold management responsibilities within the corporation... In order to underscore their independence, non-management directors should not be dependent on the companies on whose boards they serve."

                MAXXAM's stock trails the S&P Aluminum and Paper & Forest Products indices for one and two-year periods ending December 21, 1999. MAXXAM lost $57,200,000 in 1998, reporting operating losses of $56,900,000 in the first three quarters of 1999. The company will likely avoid a net loss in 1999 only because of the Headwaters sale. We believe an independent board could better evaluate and deal with factors contributing to these losses, which may include ongoing labor and environmental controversies.

                An independent board is also important at this time, as an administrative law judge is currently reviewing a suit brought by the federal government seeking $820,000,000 from MAXXAM and MAXXAM's CEO for the failure of a savings and loan MAXXAM allegedly controlled. We believe an independent board could best consider how to deal with this serious matter, including exploring settlement options that may be in the best interests of all MAXXAM shareholders.

           Please vote FOR this resolution."

   STATEMENT IN OPPOSITION

      FOR THE FOLLOWING REASONS, THE BOARD OF DIRECTORS AND MANAGEMENT OF THE COMPANY RECOMMEND A VOTE "AGAINST" THE ADOPTION OF THE ABOVE PROPOSAL AS IT IS CONTRARY TO THE INTERESTS OF THE COMPANY AND YOU AS A STOCKHOLDER.

      o First, the premise of the resolution is flawed. The majority of the MAXXAM Inc. Board of Directors is already comprised of highly qualified independents. Moreover, the Company has nominated an additional outstanding independent to serve on its Board of Directors.

      o Second, the Company agrees with the Business Roundtable's position that a director's independence should be based on "individual circumstances rather than through the mechanical application of rigid criteria," as advocated by the proponents. Such a policy makes particular sense in the absence of consensus as to the definition of "independent."

      o Third, by mentioning the government's litigation against MAXXAM in its statement of support, one of the proponents hints at their true intention. Jill Ratner, President of the Rose Foundation, has requested that the government freeze the assets of the Company, given advice to a plaintiff who sued the Company in frivolous litigation in which the Company prevailed and was awarded attorney's fees, and has taken credit for helping to "spark" the very litigation she now refers to as a controversy. Moreover, Ms. Ratner continues to urge the Company to engage in a so-called "debt-for-nature swap."

      The Board of Directors believes that the current system of evaluating a director's independence based on an analysis of individual circumstances rather than the mechanical application of rigid criteria better serves the interests of all stockholders. Such practice is common at leading public companies and should remain the practice of the Company.

      THE BOARD OF DIRECTORS AND MANAGEMENT OF THE COMPANY URGE THAT YOU VOTE "AGAINST" THIS PROPOSAL.


                                 OTHER BUSINESS

      Neither the Board of Directors nor management intends to bring before the Annual Meeting any business other than the matters referred to in the Notice of Annual Meeting of Stockholders and this Proxy Statement, nor is any stockholder entitled under the Company's Amended and Restated By-Laws to bring any such other matter before the Annual Meeting. Nonetheless, if any other business should properly come before the meeting, or any postponement or adjournment thereof, the persons named on the enclosed white proxy card will vote on such matters according to their best judgment.


                    THE BOARD OF DIRECTORS AND ITS COMMITTEES

      The Board of Directors of the Company (sometimes referred to herein as the "BOARD") held nineteen meetings and acted by written consent on eleven occasions during 1999. In addition, management confers frequently with directors on an informal basis to discuss Company affairs. During 1999, no director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and the committees of the Board on which he served.

      The Board of Directors of the Company has the following standing committees: Executive, Audit, Conflicts and Compliance, Compensation Policy, and
Section 162(m). The Board does not have a standing nominating committee nor does it have any committee performing a similar function.

      The Executive Committee meets on call and has authority to act on most matters during the intervals between meetings of the entire Board of Directors. Its current members are Messrs. Hurwitz (Chairman) and Levin. The Executive Committee did not meet nor act by written consent during 1999.

      The Audit Committee meets with the appropriate financial and legal personnel, internal auditors, and independent public accountants and reviews the internal controls of the Company and the objectivity and appropriateness of its financial statements and reports. It also reviews and reports to the Board of Directors on the major accounting policies and principles adopted by the Company and recommends to the Board the appointment and retention of the independent auditors of the Company. Further, the Audit Committee supervises and directs the financial reporting, affairs, policies and procedures of the Company. Messrs. Levin (Chairman), Cruikshank and Rosenberg served as members of this committee, which met on three occasions during 1999 and did not act by written consent.

      The Conflicts and Compliance Committee (i) ensures that appropriate policies with regard to employee conduct pursuant to legal and ethical business standards are formulated, maintained, periodically reviewed and properly implemented and enforced, (ii) reviews possible conflicts of interest, (iii) establishes, maintains, governs and enforces policies regarding sensitive payments, insider trading with regard to the Company's equity securities and similar policies. Messrs. Rosenberg (Chairman), Cruikshank and Levin served as members of this committee, which met on two occasions during 1999 and did not act by written consent.

      The Compensation Policy Committee (the "POLICY COMMITTEE") reviews and approves proposals concerning or related to (i) the establishment or change of benefit plans, or material amendments to existing benefit plans, and (ii) salaries or other compensation, including payments awarded pursuant to bonus and benefit plans maintained by the Company and its subsidiaries and to all executive officers and other employees of the Company and its subsidiaries. However, the Policy Committee is not responsible for the administration of, amendments to and awards pursuant to the MAXXAM 1994 Executive Bonus Plan (the "EXECUTIVE PLAN") or the MAXXAM 1994 Omnibus Employee Incentive Plan (the "OMNIBUS PLAN"). Messrs. Levin (Chairman), Cruikshank and Rosenberg served as members of this committee. The Policy Committee met on three occasions and took action by written consent on four occasions during 1999.

      The Section 162(m) Committee has the authority to administer and make amendments to the Company's Executive Plan and the Omnibus Plan and such other plans or programs, if any, as are intended to comply with the provisions of
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "CODE"). The Section 162(m) Committee establishes criteria to be used in determining awards to be made pursuant to the Executive Plan, while retaining the right to reduce any such awards through its power of negative discretion, and approves awards made pursuant to the Omnibus Plan. Messrs. Cruikshank (Chairman) and Rosenberg served as members of this committee. During 1999, this committee held four meetings and acted by written consent on two occasions.

DIRECTOR COMPENSATION

      Each of the directors who were not employees of or consultants to the Company received a fee of $30,000 for the 1999 calendar year. Non-employee directors were also entitled to receive an annual fee of $1,500 for each Board committee they chaired. Messrs. Cruikshank, Levin and Rosenberg received an aggregate of $31,500, $33,000 and $31,500, respectively, in payment of such director and committee chairman fees during 1999. No additional compensation for attending Board or committee meetings was paid to directors. Directors were reimbursed for travel and other disbursements relating to Board and committee meetings. Fees to directors who were also employees of the Company were deemed to be included in their salary. Non-employee directors of the Company who also served as directors of the Company's majority-owned subsidiaries, Kaiser Aluminum Corporation ("KAISER") and Kaiser Aluminum & Chemical Corporation ("KACC"), also received from Kaiser and KACC additional director or committee fees and were reimbursed by Kaiser and KACC for expenses pertaining to their services in such capacities. During 1999, Messrs. Cruikshank and Levin each received an aggregate of $58,500 in such director and committee fees from Kaiser and KACC (including $10,000 of which was paid to each of Messrs. Cruikshank and Levin in the form of an option to purchase shares of Kaiser common stock, but excluding any expense reimbursement).

      All non-employee directors are eligible to participate in a deferred compensation program. By executing a Deferred Fee Agreement, a non-employee director may defer all or part, in 25% increments, of the director's fees received from the Company for service in such capacity for any calendar year. The designated percentage of deferred fees are credited to a book account as of the date such fees would have been paid to the director and are deemed "invested" in two investment choices, again in 25% increments, of phantom shares of the Company's Common Stock and/or in an account bearing interest calculated using one-twelfth of the sum of the prime rate on the first day of each month plus 2%. Deferred director's fees, including all earnings credited to the book account, will be paid in cash to the director or beneficiary as soon as practicable following the date the director ceases for any reason to be a member of the Board, either in a lump sum or in a specified number of annual installments not to exceed ten, at the director's election. Mr. Levin is the only director who has elected to defer his director's fees, with such fees having been deferred since September 1994.

      Non-employee directors are also eligible to participate in the Company's 1994 Non-Employee Director Stock Plan (the "NON-EMPLOYEE DIRECTOR PLAN"). Pursuant to such plan, each eligible director receives an initial grant of an option to purchase, at the discretion of the Board or any committee thereof, at least 500 shares of Common Stock the day following the first annual meeting after such eligible director is first elected or appointed by the Board to be a director. Thereafter, each eligible director is granted an option to purchase 600 shares of Common Stock each year the day following the annual meeting. The exercise price of the options per share is the closing price of the Common Stock as reported by the American Stock Exchange on the date the option is granted. Each option granted under the Non-Employee Director Plan becomes exercisable as to 25% of the shares on the first, second, third and fourth anniversaries of the date of the grant. Messrs. Cruikshank, Levin and Rosenberg each received options to purchase 600 shares of the Company's Common Stock on May 20, 1999, at an exercise price of $62.00 per share.


                        EXECUTIVE OFFICERS AND DIRECTORS

      The following table sets forth certain information as of ____________, 2000, with respect to the executive officers, directors and director nominees of the Company. All officers and directors hold office until their respective successors are elected and qualified or until their earlier resignation or removal.


      NAME                       POSITIONS AND OFFICES WITH THE COMPANY
-----------------------    ---------------------------------------------------
Charles E. Hurwitz         Chairman of the Board and Chief Executive Officer
Paul N. Schwartz           Director, President and Chief Financial Officer
John T. La Duc             Senior Vice President
J. Kent Friedman           General Counsel
Diane M. Dudley            Vice President and Chief Personnel Officer
Ronald L. Reman            Vice President
Bernard L. Birkel          Secretary
Elizabeth D. Brumley       Controller
Robert J. Cruikshank       Director
Ezra G. Levin              Director
Stanley D. Rosenberg       Director


      Charles E. Hurwitz. Mr. Hurwitz, age 59, has served as a member of the Board of Directors and the Executive Committee of the Company since August 1978 and was elected as Chairman of the Board and Chief Executive Officer of the Company in March 1980. He also served the Company as President from January 1993 to January 1998. Since January 1974, Mr. Hurwitz has also been Chairman of the Board and Chief Executive Officer of Federated Development Company ("FEDERATED"), formerly a New York business trust and converted into a Texas corporation in December 1999. Federated is primarily engaged in the management of real estate investments, and is a principal stockholder of the Company. In December 1994, he was appointed Vice Chairman of the Board of KACC. Mr. Hurwitz has served as a director of Kaiser since October 1988 and of KACC since November 1988. Mr. Hurwitz has also been, since its formation in November 1996, Chairman of the Board, President and Chief Executive Officer of MAXXAM Group Holdings Inc. ("MGHI"), a wholly owned subsidiary of the Company and parent of the Company's forest products operations. Mr. Hurwitz has also served as a director and Chairman of the Board of SHRP General Partner, Inc. ("SHRP GP") since May 1993 and October 1995, respectively. SHRP GP is the managing general partner of Sam Houston Race Park, Ltd., a Texas limited partnership which operates a horse racing facility in Texas and in which the Company holds a 98.9% equity interest.

      Paul N. Schwartz. Mr. Schwartz, age 53, was named a director and President of the Company in January 1998, and has served as Chief Financial Officer of the Company since January 1995. He previously served as Executive Vice President of the Company since January 1995, Senior Vice President--Corporate Development of the Company from June 1987 until December 1994, and Vice President--Corporate Development of the Company from July 1985 to June 1987. Since June 1998, Mr. Schwartz has also served as manager of the Board of Managers and a Vice President of Scotia Pacific Company LLC ("SCOTIA LLC"), a wholly owned indirect subsidiary of the Company engaged in forest products operations. Mr. Schwartz has also served as a director of The Pacific Lumber Company, the parent of Scotia LLC ("PACIFIC LUMBER"), since February 1993, and as Vice President since January 1987. Mr. Schwartz has also served as Vice President, Chief Financial Officer and a director of MGHI since its formation. Since May 1993, he has also served as a director and a Vice President of SHRP GP.

      John T. La Duc. Mr. La Duc, age 57, has served as Senior Vice President of the Company since September 1990. Mr. La Duc served the Company as Chief Financial Officer from September 1990 until December 1994. He has also served Kaiser as Executive Vice President since September 1998 and as Chief Financial Officer since May 1990. Mr. La Duc has served KACC as Executive Vice President since July 1998 and Chief Financial Officer since January 1990. He served as a Vice President of Kaiser from June 1989 to September 1998. Mr. La Duc served as Kaiser's Treasurer from August 1995 until February 1996, and as KACC's Treasurer from June 1995 until February 1996. He also currently serves as a director and Vice President of MGHI, as a director and Vice President of Pacific Lumber, and as a Vice President and manager of the Board of Managers of Scotia LLC.

      J. Kent Friedman. Mr. Friedman, age 56, was appointed General Counsel of the Company in December 1999. He is a nominee for election as a General Director of the Company to serve until the 2003 Annual Meeting of Stockholders. He served as Acting General Counsel of the Company from March 1998 until his appointment as General Counsel. Mr. Friedman was a partner of Mayor, Day, Caldwell & Keeton, L.L.P., a Houston law firm, from 1982 through December 1999. Prior to such time, he was a partner at Butler & Binion, also a Houston law firm. He has also served as a director of Pacific Lumber and a manager of the Board of Managers of Scotia LLC since September 1999, and as a director of SHRP GP since October 1995. Since December 1999, Mr. Friedman has also served as Senior Vice President and General Counsel of Kaiser and KACC.

      Diane M. Dudley. Ms. Dudley, age 59, has served as Vice President and Chief Personnel Officer of the Company since May 1990. From June 1987 until May 1990, she was Vice President--Personnel and Administration of the Company. From December 1983 until June 1987, Ms. Dudley served as Assistant Vice President--Personnel of the Company. Ms. Dudley has also served as a Vice President of Pacific Lumber since November 1995.

      Ronald L. Reman. Mr. Reman, age 42, has served as a Vice President of the Company since September 1992 (including as Vice President--Taxes from September 1992 until recently). Prior to September 1992, he had served the Company as Director of Taxes since joining the Company in October 1986. From July 1984 until October 1986, Mr. Reman was a Senior Manager in the Tax Department of the New York office of Price Waterhouse after having served seven years with the New York office of Coopers & Lybrand, both of which were accounting firms. Mr. Reman was named Vice President, Special Initiatives of Kaiser and KACC in February 2000 and is Assistant Treasurer of certain subsidiaries of Kaiser and KACC.

      Bernard L. Birkel. Mr. Birkel, age 50, was named Secretary of the Company in May 1997, and has served MGHI, Pacific Lumber and SHRP GP in such capacity since May 1997 and Scotia LLC since June 1998. He served as Managing Counsel--Corporate of the Company from May 1997 to February 1999, when he was appointed Senior Assistant General Counsel. Mr. Birkel was Assistant Secretary of the Company from May 1991 and MGHI from November 1996. He served as Senior Corporate Counsel of the Company from August 1992 until May 1997. Prior to joining the Company as Corporate Counsel in August 1990, Mr. Birkel was a partner in the Houston law firm of Woodard, Hall & Primm, P.C.

      Elizabeth D. Brumley. Ms. Brumley, age 41, joined the Company in August 1996 and was named Controller in January 1999. She has also served as Controller of MGHI and SHRP GP since January 1999. Until January 1999, Ms. Brumley served as Assistant Controller of the Company from December 1997, MGHI from May 1998, and SHRP GP from January 1998. She previously worked for GulfMark Offshore, Inc. (formerly GulfMark International, Inc.), where she served as Controller from 1990 until joining the Company. Ms. Brumley was a senior auditor with Arthur Andersen LLP prior to joining GulfMark in December 1987.

      Robert J. Cruikshank. Mr. Cruikshank, age 69, has served as a director of the Company since May 1993. Mr. Cruikshank is a nominee for reelection as a Common Director of the Company to serve until the 2001 Annual Meeting of Stockholders. In addition, he has served as a director of Kaiser and KACC since January 1994. Mr. Cruikshank was a Senior Partner in the international public accounting firm of Deloitte & Touche from December 1989 until his retirement from that firm in March 1993. Mr. Cruikshank served on the board of directors of Deloitte Haskins & Sells from 1981 to 1985 and as Managing Partner from June 1974 until its merger with Touche Ross & Co. in December 1989. Mr. Cruikshank also serves as a director and on the Compensation Committee of Reliant Energy Inc., a public utility holding company with interests in electric and natural gas utilities, coal and transportation businesses; as a director of Texas Biotechnology Incorporated; as a trust manager of Weingarten Realty Investors; and as advisory director of Compass Bank--Houston. Mr. Cruikshank has also served in a leadership capacity at a number of leading academic and health care organizations including: member of the Board of Directors, Texas Medical Center (1989 to present), and Regent and Vice Chairman of The University of Texas System (1989 - 1995).

      Ezra G. Levin. Mr. Levin, age 66, was first elected a director of the Company in May 1978. He is a nominee for reelection as a General Director of the Company to serve until the 2003 Annual Meeting of Stockholders. He has served as a director of Kaiser and KACC since July 1991 and November 1988, respectively, and also served as a director of Kaiser from April 1988 to May 1990. Mr. Levin has served as a director of Pacific Lumber since February 1993, and as a manager on the Board of Managers of Scotia LLC since June 1998. From January 1974 through December 1995, he served as a trustee of Federated. Mr. Levin is a partner in the law firm of Kramer Levin Naftalis & Frankel LLP.

      Stanley D. Rosenberg. Mr. Rosenberg, age 68, was first elected to the Board of Directors of the Company in June 1981. He is a nominee for reelection as a Common Director of the Company to serve until the 2001 Annual Meeting of Stockholders. Mr. Rosenberg is a partner in the law firm of Arter & Hadden LLP. He was a partner in the law firm of Rosenberg, Tuggey, Agather, Rosenthal & Rodriguez from February 1990 through April 1999. He was a partner in the law firm of Oppenheimer, Rosenberg & Kelleher, Inc. from its inception in 1971 until February 1990, from which time he served as Of Counsel to that firm through June 1993. Mr. Rosenberg has also held leadership roles in various legal and philanthropic capacities including: Committee Chairman--State Bar of Texas Task Force on Title Companies (1984 to 1990); Member, University of Texas Graduate School of Business Advisory Council (1991 to 1992); Member of the Board of Visitors, University of Texas Law School (1992 to 1994); and, Director, University of Texas Health Science Center Development Board (1994 to present).

      Michael J. Rosenthal. Mr. Rosenthal, age 56, is a nominee for election as a Common Director of the Company to serve until the 2001 Annual Meeting of Stockholders. Since 1986, Mr. Rosenthal has served as Chairman and President of M.J. Rosenthal and Associates, Inc., an investment company. From 1984 to 1986, Mr. Rosenthal served as a partner and a managing director of Wesray Capital Corporation, an investment company, and prior to that was Senior Vice President and Managing Director of the Mergers and Acquisitions department of Donaldson, Lufkin & Jenrette, Inc. , an investment banking firm. Mr. Rosenthal also serves as a director and Treasurer of the Horticultural Society of New York and serves as a director of Star Corrugated Box Company, a manufacturer of corrugated boxes. Over the last several years, Mr. Rosenthal has also served as Chairman, a director and/or Chief Executive Officer of a number of companies including:
American Vision Centers, Northwestern Steel & Wire Company, Vector Distributors, Inc., Western Auto Supply Company and Wilsons Sporting Goods Company.


                             PRINCIPAL STOCKHOLDERS

      The following table sets forth, as of March 29, 2000, unless otherwise indicated, the beneficial ownership of the Company's Common Stock and Preferred Stock by (i) those persons known by the Company to own beneficially more than 5% of the shares of either class then outstanding, (ii) each of the executive officers named in the Summary Compensation Table set forth below, (iii) each of the directors or nominees for director, and (iv) all directors and executive officers of the Company as a group.

                                                                                                           % OF     COMBINED
               NAME OF                                                        NUMBER                      CLASS   % OF VOTING
          BENEFICIAL OWNER                       TITLE OF CLASS            OF SHARES(1)                             POWER(2)
--------------------------------------------  --------------------  ------------------------------      --------- ------------
Federated Development Inc.(3)                     Common Stock            1,750,480(4)(5)                  25.2       61.4
                                                 Preferred Stock            661,377                        98.9
The Stockholder Group(3)                          Common Stock            2,923,629(4)(5)(6)(7)(8)        641.9       71.5
                                                 Preferred Stock            738,941(9)                     99.2
Dimensional Fund Advisors Inc.                    Common Stock              365,025(10)                     5.3        2.7
Bernard L. Birkel                                 Common Stock                   --                          --         --
Robert J. Cruikshank                              Common Stock                2,925(8)                        *          *
Charles E. Hurwitz(3)(11)                         Common Stock            2,920,704(4)(5)(6)(7)(13)        41.9       71.5
                                                 Preferred Stock            738,941(9)(12)                 99.2
John T. La Duc                                         --                        --                          --         --
Ezra G. Levin(3)                                  Common Stock                2,925(8)(13)                    *          *
Ronald L. Reman                                   Common Stock                   --                          --         --
Stanley D. Rosenberg                              Common Stock                3,925(8)                        *          *
Paul N. Schwartz                                  Common Stock               41,522(14)                       *          *
All directors and executive officers of the       Common Stock            2,973,216(4)(5)(6)(7)(15)        42.4       71.7
     Company as a group (12 persons)             Preferred Stock            738,941(9)(12)                 99.2

------------------------------------
* Less than 1%.
(1) Unless otherwise indicated, the beneficial owners have sole voting and investment power with respect to the shares listed in the table. Includes the number of shares such persons would have received on March 29, 2000, if any, for their exercisable SARs (excluding SARs payable in cash only) exercisable within 60 days of such date if such rights had been paid solely in shares of Common Stock. Also includes the number of shares of Common Stock credited to such person's stock fund account under the Company's 401(k) savings plan.
(2) The Company's Preferred Stock is generally entitled to ten votes per share on matters presented to a vote of the Company's stockholders.
(3) Federated Development Inc. ("FDI") is a wholly owned subsidiary of Federated. FDI, Federated, Federated Development Investments, LLC ("FDILLC"), the Hurwitz Investment Partnership L.P., the Hurwitz 1992 Investment Partnership L.P. and Mr. Hurwitz may be deemed a "group" (the "STOCKHOLDER GROUP") within the meaning of Section 13(d) of the Exchange Act. The address of FDI is 5847 San Felipe, Suite 2600, Houston, Texas 77057. The address of the Stockholder Group is c/o Ezra G. Levin, Esq., Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, New York 10022.
(4) Includes 60,000 shares owned by FDILLC. FDILLC is a Texas limited liability company which is owned 79% by FDI and 21% by Mr. Hurwitz, and of which FDI is the managing member.
(5)  Includes options to purchase 21,029 shares of Common Stock held by FDI.
(6) Includes (a) 1,669,451 shares of Common Stock owned by FDI as to which Mr. Hurwitz indirectly possesses voting and investment power, (b) 34,845 shares of Common Stock separately owned by Mr. Hurwitz's spouse and as to which Mr. Hurwitz disclaims beneficial ownership, (c) 46,500 shares of Common Stock owned by the Hurwitz Investment Partnership L.P., a limited partnership controlled by Mr. Hurwitz and his spouse, 23,250 of which shares were separately owned by Mr. Hurwitz's spouse prior to their transfer to such limited partnership and as to which Mr. Hurwitz disclaims beneficial ownership, (d) 91,926 shares of Common Stock owned by the 1992 Hurwitz Investment Partnership, L.P., of which 45,963 shares are owned by Mr. Hurwitz's spouse as separate property and as to which Mr. Hurwitz disclaims beneficial ownership, and (e) 961,453 shares of Common Stock held directly by Mr. Hurwitz, including 256,808 shares of restricted Common Stock with respect to which Mr. Hurwitz possesses sole voting power and which have certain transfer and other restrictions which generally lapse in December 2014.
(7) Includes options held by Mr. Hurwitz to purchase 39,500 shares of Common Stock and exercisable within 60 days of March 29, 2000.
(8) Includes options to purchase 1,925 shares of Common Stock and exercisable within 60 days of March 29, 2000.
(9) Includes options held by Mr. Hurwitz to purchase 76,500 shares of Preferred Stock and exercisable within 60 days of March 29, 2000.
(10) Information based solely on a Schedule 13G filed with the SEC on February 3, 2000 (the "Dimensional 13G"). The Dimensional 13G was filed by Dimensional Fund Advisors Inc. ("Dimensional"), a Delaware corporation which is a registered investment advisor. The Dimensional
     13G indicates that Dimensional has sole voting and dispositive power with respect to 365,025 shares and that all of such shares are owned by other persons or entities having the right to receive and the power to direct the receipt of dividends from, and proceeds from the sale of, such shares. The business address of Dimensional is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.
(11) Mr. Hurwitz serves as the sole director of Federated, and together with members of his immediate family and trusts for the benefit thereof, owns all of the voting shares of Federated, and his positions include
     Chairman of the Board and Chief Executive Officer of the Company, membership on the Company's Executive Committee and Chairman of the Board and President of Federated. By reason of the foregoing and his relationship with the members of the Stockholder Group, Mr. Hurwitz may be deemed to possess shared voting and investment power with respect to the shares held by the Stockholder Group.
(12) Includes 661,377 shares of Preferred Stock owned by FDI as to which Mr. Hurwitz possesses voting and investment power and 1,064 shares of Preferred Stock held directly by Mr. Hurwitz.
(13) Does not include shares owned by other members of the Stockholder Group.
(14) Includes options to purchase 24,000 shares of Common Stock exercisable within 60 days of March 29, 2000, and 10,749 shares of Common Stock owned by a trust of which Mr. Schwartz and his spouse are trustees.
(15) The directors and executive officers of the Company included in the Stockholder Group beneficially own 2,923,629 of such shares. As to the remaining shares, the directors and officers owning such shares have sole voting and investment power with respect to all such shares except
     (i) 10,749 owned by a trust of which an officer and his spouse are trustees, and (ii) options exercisable within 60 days of March 29, 2000 to purchase 35,300 shares of Common Stock.


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following table sets forth compensation information, cash and non-cash, for each of the Company's last three completed fiscal years with respect to the Chief Executive Officer and the four most highly compensated executive officers of the Company (collectively referred to as the "named executive officers") for the fiscal year ended December 31, 1999:


                                               Annual Compensation
                                     ----------------------------------------
         (A)                 (B)       (C)          (D)             (E)
                                                                    OTHER
                                                                   ANNUAL
       NAME AND                      SALARY        BONUS        COMPENSATION
  PRINCIPAL POSITION        YEAR       ($)          ($)            ($)(1)
----------------------     -------   --------   --------------  -------------
CHARLES E. HURWITZ,          1999    726,549      2,085,905(2)            --
CHAIRMAN OF THE BOARD AND    1998    698,605        450,000               --
CHIEF EXECUTIVE OFFICER      1997    671,736        450,000               --

PAUL N. SCHWARTZ,            1999    520,000        550,000(7)            --
DIRECTOR, PRESIDENT AND      1998    500,000        400,000(8)            --
CHIEF FINANCIAL OFFICER      1997    338,000        275,000               --

JOHN T. LA DUC,(9)           1999    358,167        171,928(10)           --
SENIOR VICE PRESIDENT        1998    320,000        220,000(10)           --
                             1997    260,000        184,000(10)           --

RONALD L. REMAN              1999    189,281        170,400               --
VICE PRESIDENT--TAXES        1998    182,000        163,800               --
                             1997    175,008        157,500               --

BERNARD L. BIRKEL,           1999    172,240        115,000               --
SECRETARY AND SENIOR         1998    156,000        125,000               --
ASSISTANT                    1997    141,929        100,000               --
GENERAL COUNSEL

                                            Long-Term Compensation
                                    ---------------------------------------
                                              Awards               Payouts
                                    ---------------------------   ---------
                                         (F)           (G)           (H)                 (I)
                                     RESTRICTED
                                        STOCK       OPTIONS/        LTIP              ALL OTHER
       NAME AND                       AWARD(S)        SARS         PAYOUTS           COMPENSATION
  PRINCIPAL POSITION                     ($)           (#)           ($)                 ($)
----------------------              --------------- ----------    ----------    ---------------------
CHARLES E. HURWITZ,                   11,684,764(3)    32,500           -0-          123,944(4)(5)
CHAIRMAN OF THE BOARD AND                    -0-       50,000           -0-          111,191(4)(5)(6)
CHIEF EXECUTIVE OFFICER                      -0-       32,500           -0-          107,160(4)(5)

PAUL N. SCHWARTZ,                            -0-       20,000           -0-           90,775(4)(5)
DIRECTOR, PRESIDENT AND                      -0-       25,000           -0-           81,250(4)(5)(6)
CHIEF FINANCIAL OFFICER                      -0-       15,000           -0-           56,333(4)(5)

JOHN T. LA DUC,(9)                           -0-          -0-       120,990(12)       17,908(13)
SENIOR VICE PRESIDENT                        -0-      468,750(11)   124,356(12)       16,000(13)
                                             -0-          -0-        44,236(12)       13,000(13)

RONALD L. REMAN                              -0-        3,500           -0-           43,029(4)(5)
VICE PRESIDENT--TAXES                        -0-          -0-           -0-           33,700(4)(5)(6)
                                             -0-        5,000           -0-           32,650(4)(5)

BERNARD L. BIRKEL,                           -0-        2,500           -0-            6,400(5)
SECRETARY AND SENIOR                         -0-          -0-           -0-            6,240(5)
ASSISTANT                                    -0-        6,000           -0-            5,677(5)
GENERAL COUNSEL


------------------------------------
(1) Excludes perquisites and other personal benefits because the aggregate amount of such compensation is the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer.
(2)  Includes payments totalling $1,840,905 made in 2000 with respect to 1999.
(3) As required by SEC rules, this amount was determined by multiplying the number of shares of restricted stock granted (256,808) by the closing market price on the date of grant. See "Report of the Compensation Committee on Executive Compensation" for further information.
(4) Includes the following aggregate amounts accrued for 1999, 1998 and 1997, respectively, in respect of the MAXXAM Inc. Revised Capital Accumulation Plan of 1988 (the "CAPITAL ACCUMULATION PLAN"), pursuant to which, in general, benefits vest 10% annually and (i) with respect to contributions made for 1988-1997, were paid in January 1998; or (ii) with respect to contributions made during 1998 or after, are payable upon the earlier of
     (a) January 1, 2008 (with respect to participants who were also participants under a former plan on December 31, 1987), or (b) termination of employment with the Company: Mr. Hurwitz--$117,890, $104,791 and $100,760; Mr. Schwartz--$84,375, $75,000 and $50,700; and Mr.
     Reman--$36,629, $27,300 and $26,250.
(5) These amounts include matching contributions by the Company under its 401(k) savings plan for 1999, 1998 and 1997, respectively, as follows:
     Mr. Hurwitz--$6,054, $6,400 and $6,400; Mr. Schwartz--$6,400, $6,250 and
     $5,633; Mr. Reman--$6,400, $6,400 and $6,400; and Mr. Birkel--$6,400,
     $6,240 and $5,677.
(6) Does not include the January 1998 payouts under the Capital Accumulation Plan, which were as follows: Mr. Hurwitz--$1,201,702, Mr. Schwartz-- $529,480, and Mr. Reman--$96,763.
(7) Includes a single payment of $400,000 in December 1999, and three annual payments, commencing December 2000, of $50,000 each, so long as Mr. Schwartz continues to be employed by the Company on each payment date.
(8) Includes a single payment of $325,000 in December 1998, and three annual payments, commencing December 1999, of $25,000 each, so long as Mr. Schwartz continues to be employed by the Company on each payment date.
(9) Mr. La Duc received his compensation for all three years principally from KACC; however, the Company reimbursed KACC for certain allocable costs associated with the performance of services for the Company by Mr. La Duc. The table reflects Mr. La Duc's total compensation, rather than any allocated part of such compensation.
(10) Includes $75,000 (to be paid over a three-year period) for 1999, and $50,000 per year (to be paid over two-year periods) awarded for 1998 and 1997, for which the Company reimburses KACC.
(11) Represents options for shares of Kaiser common stock.
(12) The long-term component of Kaiser's incentive compensation program in effect for the periods covered above provides incentive compensation based on performance against goals over rolling three-year periods. Payments for the 1995-1997 and 1996-1998 periods are generally made 57% in shares of Kaiser common stock and 43% in cash, and payments for the 1997-1999 period will be made entirely in shares of Kaiser common stock. Such payments are paid in two equal installments; the first during the year following the end of the three-year period and the second during the following year. The amounts indicated reflect the value of the actual payment received under the program during the year indicated with the stock portion of each amount being based on the market value on the date of distribution. Total awards to Mr. La Duc for the 1995-1997, 1996-1998 and 1997-1999 periods were $164,900, $120,000 and $22,081, respectively. Additional information with respect to the long-term component of Kaiser's incentive compensation program is set forth below in the Long-Term Incentive Plan Awards Table.
(13) Amount represents contributions under the KACC 401(k) savings plan and the KACC Supplemental Benefits Plan (each as defined below) by KACC.


OPTION/SAR GRANTS TABLE

      The following table sets forth certain information concerning stock options or SARs granted in fiscal year 1999 to any of the named executive officers:

                                                                                                             GRANT
                                          INDIVIDUAL GRANTS                                                DATE VALUE
--------------------------------------------------------------------------------------------------   --------------------
             (A)                      (B)               (C)               (D)               (E)                (F)
                                   % OF TOTAL
                                     # OF            OPTIONS/
                                  SECURITIES           SARS
                                  UNDERLYING        GRANTED TO       EXERCISE OR
                                 OPTIONS/SARS      EMPLOYEES IN       BASE PRICE        EXPIRATION         GRANT DATE
            NAME                    GRANTS             1999            ($/SHARE)           DATE         PRESENT VALUE ($)
------------------------------   --------------  ----------------  ----------------  --------------- --------------------
Charles E. Hurwitz                       32,500(1)            29.7            55.00      03/03/09             847,695(2)
Paul N. Schwartz                         10,000(1)             9.1            55.00      03/03/09             260,830(2)
                                         10,000(1)             9.1            45.50      12/13/09             209,785(3)
Ronald L. Reman                           3,500(1)             3.2            45.50      12/13/09              73,425(3)
Bernard L. Birkel                         2,500(1)             2.3            45.50      12/13/09              52,445(3)

------------------------------------
(1) Represents shares of Common Stock underlying stock options with tandem SARs.
(2) Valuation utilizing Black-Scholes Option Price Model with the following assumptions: 5-year daily volatility for Common Stock, 5.31% risk-free rate (10-year Government Bond as of the grant date), no dividend yield and 6.59-year exercise date. No adjustments were made for non-transferability or risk of forfeiture.
(3) Valuation utilizing Black-Scholes Option Price Model with the following assumptions: 5-year daily volatility for Common Stock, 6.089% risk-free rate (10-year Government Bond as of the grant date), no dividend yield and 6.59-year exercise date. No adjustments were made for non-transferability or risk of forfeiture.

      The stock options with respect to the Company's Common Stock set forth in the above table were granted under the Omnibus Plan at the closing price on the date of the grant, and vest 20% on the first anniversary date of the grant and an additional 20% on each anniversary date thereafter until fully vested.

OPTION/SAR EXERCISES AND FISCAL YEAR END VALUE TABLE

      The table below provides information on an aggregated basis concerning each exercise of stock options (or tandem SARs) and freestanding SARs during the fiscal year ended December 31, 1999 by each of the named executive officers, and the 1999 fiscal year-end value of unexercised options and SARs, including SARs exercisable for cash only.

           (A)                    (B)              (C)                     (D)                                (E)
                                                                  NUMBER OF UNEXERCISED               VALUE OF UNEXERCISED
                                                                      OPTIONS/SARS                  IN-THE-MONEY OPTIONS/SARS
                                                                 AT FISCAL YEAR-END (#)              AT FISCAL YEAR-END ($)
                                                              ---------------------------------  ------------------------------
                                SHARES
                              ACQUIRED ON        VALUE
           NAME              EXERCISE (#)     REALIZED ($)     EXERCISABLE       UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
--------------------------  ---------------  --------------   -----------------  --------------  -------------- ----------------
Charles E. Hurwitz                -0-                    -0-          72,500(1)       18,000(1)      562,500(2)            --(2)
                                  -0-                    -0-          23,000(3)       92,000(3)       17,875(2)        26,810(2)
                                  -0-                    -0-         250,000(4)          -0-              --(5)           -0-
Paul N. Schwartz                  -0-                    -0-          44,000(3)       51,000(3)      320,750(2)        12,375(2)
John T. La Duc                    -0-                    -0-           4,000(3)          -0-          59,500(2)           -0-
                                  -0-                    -0-         196,700(4)      281,250(4)           --(5)            --(5)
Ronald L. Reman                   -0-                    -0-           6,000(3)        7,500(3)        2,750(2)         4,125(2)
Bernard L. Birkel                 -0-                 28,887             900(3)        6,400(3)          825(2)         2,925(2)

------------------------------------
(1)     Represents underlying shares of Preferred Stock.
(2) Valued at $42.875 per share, the closing price of the Company's Common Stock on December 31, 1999, less exercise price. Where no value is shown, the exercise price is higher than such closing price.
(3)     Represents underlying shares of Common Stock.
(4)     Represents underlying shares of Kaiser common stock.
(5) Valued at $7.668 per share, the closing price of Kaiser common stock on December 31, 1999, less exercise price. No value is shown because the exercise price is higher than such closing price.


LONG-TERM INCENTIVE PLAN AWARDS TABLE

      Mr. La Duc received a distribution in 1999 in respect of the long-term component of Kaiser's long-term incentive compensation program for the 1995-1997 and 1996-1998 three-year, long-term performance periods. The following table and accompanying footnotes describe the awards received by Mr. La Duc in 1999 and the criteria applied in determining the amount payable for each of the 1995-1997 and 1996-1998 performance periods.


                                                                                   ESTIMATED FUTURE PAYOUTS
                                                                           UNDER NON-STOCK PRICE-BASED PLANS ($)(1)
                                                                      ------------------------------------------------
             (a)                     (b)                (c)                 (d)              (e)               (f)
                                 Performance
                                  Number of          or Other
                                Shares, Units      Periods Until
                                  or Other         Maturation or
            Name                 Rights (#)         Payout ($)           Threshold         Target            Maximum
---------------------------   -----------------  -----------------    --------------   --------------    -------------
John T. La Duc                        4,957(2)               --                --               --                  --
                                      6,286(3)               --(4)             --               --                  --

------------------------------------
(1) All payments in connection with the 1995-1997 and 1996-1998 performance periods have been made. The total award for the 1997-1999 performance period has been determined to be $22,081. Payment of the first installment of the 1997-1999 award will be deferred until Kaiser's net income, as adjusted for certain factors, is positive for a fiscal quarter, and the second installment will, subject to certain conditions, be distributed in 2001.
(2) Represents the stock portion of the second installment of long-term incentive award distributed in April 1999 in connection with the 1995-1997 performance period. The average closing price of Kaiser common stock during December 1997 was $9.48 per share. The total award for the 1995-1997 performance period for Mr. La Duc was $164,900.
(3) Represents the stock portion of the first installment of long-term incentive award distributed in April 1999 in connection with the 1996-1998 performance period. The average closing price of Kaiser common stock during December 1998 was $5.44 per share. The total award for the 1996-1998 performance period for Mr. La Duc was $120,000.
(4) As more fully described below, payment of the second installment for the 1996-1998 performance period was conditioned on continued employment through December 31, 1999. Mr. La Duc was employed by KACC on January 1, 2000, and the second installment was distributed in March 2000.


      Kaiser Long-Term Incentive Plan
      Threshold, target and maximum dollar amounts for the long-term portion of Kaiser executive compensation are based upon Kaiser's performance. Minimum performance criteria must be met before the threshold amount is earned. Payments under the long-term portion of the program are generally made 57% in shares of Kaiser common stock and 43% in cash for the performance periods 1995-1997 and 1996-1998. For the performance period 1997-1999, payments are to be made entirely in shares of Kaiser common stock. The aggregate number of shares distributed is based on the average closing price of Kaiser common stock during the last December of the performance period.

      Awards are paid in two equal installments; the first during the year following the end of the three-year period and the second during the following year. Payment of the second installment is generally conditioned on continued employment through the end of the fiscal year following the end of the performance period. If a participant voluntarily terminates his or her employment for any reason other than death, disability or retirement prior to the beginning of the fiscal year the payment is to be made, any unmade payments are forfeited.

      During the 1995-1997 and 1996-1998 performance periods, target incentives were based on the return on assets employed in the business. When incentive awards are determined at the end of each performance period, up to an additional 30% of each individual's incentive target, based on the achievement of goals or other accomplishments not reflected in the return on assets, may be added to the incentive payment amount. Although Kaiser's Section 162(m) Committee cannot increase the incentive payment, it may decrease the payment by up to 60% of the target incentive. Additional information with respect to long-term incentive compensation awarded to Mr. La Duc, including information with respect to the 1997-1999 performance period, is set forth in the Summary Compensation Table.

DEFINED BENEFIT PLANS

      MAXXAM Pension Plan
      All officers who are also employees and other regular employees of the Company automatically participate in the Company's Pension Plan (the "PENSION PLAN"), a noncontributory, defined benefit plan. Benefits equal the sum of an employee's "past service benefit" and "future service benefit." Benefits are based on (i) an employee's base salary, including overtime, but excluding bonuses, commissions and incentive compensation and (ii) an employee's age and the number of years of service with the Company.

      Under the Pension Plan, the annual past service benefit is the greatest of:

      (i)   benefits accrued under the plan through December 31, 1986;

      (ii) the product of (a) the sum of 0.8% of the participant's Past Service Compensation Base (as defined), plus 0.8% of the participant's Past Service Compensation Base in excess of $15,000 and (b) the participant's credited years of service prior to January 1, 1987; or

      (iii) the product of 1.2% of the participant's Past Service Compensation Base and the participant's credited years of service prior to January 1, 1987.

      For 1987 and 1988, the annual future service benefit equaled 1.6% of an employee's compensation up to two-thirds of the Social Security wage base, plus 2.4% of any remaining compensation. Effective January 1, 1989, the annual future service benefit equaled 1.75% of an employee's compensation for each year of participation, plus 0.6% of the employee's compensation in excess of $10,000. Effective January 1, 1995, the annual future service benefit equals 2.35% of an employee's compensation for each year of participation.

      The amount of an employee's aggregate plan compensation that may be included in benefit computations under the Pension Plan is limited to $160,000 for 1999. Benefits are generally payable as a lifetime annuity or, with respect to married employees, as a 50% joint and survivor annuity, or, if the employee elects (with spousal consent), in certain alternative annuity forms. Benefits under the Pension Plan are not subject to any deductions for Social Security. The covered compensation for 1999 and credited years of service as of December 31, 1999 for the Pension Plan and estimated annual benefits payable upon retirement at normal retirement age for the named executive officers (other than those compensated by KACC who do not participate in this Pension Plan) were as follows: Mr. Hurwitz: $160,000--19 years--$126,000; Mr. Schwartz: $160,000--19 years--$118,712; Mr. Reman: $160,000--13 years--$117,000; and Mr. Birkel:
$160,000--9 years--$85,436.

      The projected benefits shown above were computed as lifetime annuity amounts, payable beginning at age 65. The benefit amounts reflect a covered compensation limit of $170,000 for 2000 and subsequent years under Section 401(a)(17) of the Code. In addition, the amounts reflect a maximum benefit limit of $135,000 for 2000 and subsequent years (with early retirement reductions where applicable) that is placed upon annual benefits that may be paid to a participant in the Pension Plan at retirement under Section 415 of the Code. Combined plan limits applicable to employees participating in both defined contribution and defined benefit plans have not been reflected.

      Kaiser Retirement Plan
      KACC maintains a qualified, defined-benefit Retirement Plan (the "KAISER RETIREMENT PLAN") for salaried employees of KACC and participating subsidiaries who meet certain eligibility requirements. The table below shows estimated annual retirement benefits payable under the terms of the Kaiser Retirement Plan to participants with the indicated years of credited service. These benefits are reflected without reduction for the limitations imposed by the Code on qualified plans and before adjustment for the Social Security offset, thereby reflecting aggregate benefits to be received, subject to Social Security offsets, under the Kaiser Retirement Plan and the Kaiser Supplemental Benefit Plan (as defined below).

                                                         Years of Service
        Annual          ------------------------------------------------------------------------------------
     Remuneration             15                20                 25                30            35
---------------------   ----------------  -----------------  ----------------  ---------------  ------------
   $        250,000           56,250             75,000             93,750           112,500         131,250
            350,000           78,750            105,000            131,250           157,500         183,750
            450,000          101,250            135,000            168,750           202,500         236,250
            550,000          123,750            165,000            206,250           247,500         288,750


The estimated annual retirement benefits shown are based upon the assumptions that current Kaiser Retirement Plan and Kaiser Supplemental Benefit Plan provisions remain in effect, that the participant retires at age 65, and that the retiree receives payments based on a straight life annuity for his lifetime. Mr. La Duc had 30.3 years of credited service on December 31, 1999. Monthly retirement benefits, except for certain minimum benefits, are determined by multiplying years of credited service (not in excess of 40) by the difference between 1.50% of average monthly compensation for the highest base period (of 36, 48 or 60 consecutive months, depending upon compensation level) in the last ten years of employment and 1.25% of monthly primary Social Security benefits. Pension compensation covered by the Kaiser Retirement Plan and the Kaiser Supplemental Benefits Plan consists of salary and bonus amounts set forth in the Summary Compensation Table (column (c) plus column (d) thereof).

      Participants are entitled to retire and receive pension benefits, unreduced for age, upon reaching age 62 or after 30 years of credited service. Full early pension benefits (without adjustment for Social Security offset prior to age 62) are payable to participants who are at least 55 years of age and have completed ten or more years of pension service (or whose age and years of pension service total 70) and who have been terminated by KACC or an affiliate for reasons of job elimination or partial disability. Participants electing to retire prior to age 62 who are at least 55 years of age and have completed ten or more years of pension service (or whose age and years of pension service total at least 70) may receive pension benefits, unreduced for age, payable at age 62 or reduced benefits payable earlier. Participants who terminate their employment after five years or more of pension service, or after age 55 but prior to age 62, are entitled to pension benefits, unreduced for age, commencing at age 62 or, if they have completed ten or more years of pension service, actuarially reduced benefits payable earlier. For participants with five or more years of pension service or who have reached age 55 and who die, the Kaiser Retirement Plan provides a pension to their eligible surviving spouses. Upon retirement, participants may elect among several payment alternatives including, for most types of retirement, a lump-sum payment.

      MAXXAM Supplemental Executive Retirement Plan
      Effective March 8, 1991, the Company adopted an unfunded non-qualified Supplemental Executive Retirement Plan (the "SERP"). The SERP provides that eligible participants are entitled to receive benefits which would have been payable to such participants under the Pension Plan except for the limitations imposed by the Code. Participants in the SERP are selected by the Company's Board of Directors. Three executive officers of the Company, Messrs. Hurwitz, Schwartz and Reman, were entitled to receive benefits under the SERP during 1999.

      The following projections are based on the same assumptions as utilized in connection with the Pension Plan projections above. The 1999 qualified plan pay limit ($170,000) and benefit limit ($135,000) are reflected for all years in the future. In addition, no future increases in the participants' covered compensation amounts from the 1999 levels are assumed.


                                             HURWITZ          SCHWARTZ         REMAN
                                           ------------      ------------   -------------
COVERED COMPENSATION FOR 1999:
     Qualified Plan                        $    160,000      $    160,000    $    160,000
     Nonqualified Plan                          566,550           360,000          29,281
                                           ------------      ------------    ------------
        Total                              $    726,550      $    520,000    $    189,281
                                           ============      ============    ============

CREDITED YEARS OF SERVICE AS OF
     DECEMBER 31, 1999                               19                19              13

PROJECTED NORMAL RETIREMENT BENEFIT:
     Qualified Plan                        $    126,000      $    118,712    $    117,000
     Nonqualified Plan                          186,172           122,168          25,641
                                           ------------      ------------    ------------
         Total                             $    312,172      $    240,880    $    142,641
                                           ============      ============    ============

      Kaiser Supplemental Benefits Plan
      KACC maintains an unfunded, non-qualified Supplemental Benefits Plan (the "KAISER SUPPLEMENTAL BENEFITS PLAN"), the purpose of which is to restore benefits which would otherwise be paid from the Kaiser Retirement Plan or the Supplemental Savings and Retirement Plan, a qualified Section 401(k) plan (the "KAISER SAVINGS PLAN"), were it not for the Section 401(a)(17) and Section 415 limitations imposed by the Code. Participation in the Kaiser Supplemental Benefits Plan includes all employees of KACC and its subsidiaries whose benefits under the Kaiser Retirement Plan and Kaiser Savings Plan are likely to be affected by such limitations imposed by the Code. Eligible participants, including Mr. La Duc, are entitled to receive the equivalent of the Kaiser Retirement Plan and Kaiser Savings Plan benefits which they may be prevented from receiving under those plans because of such Code limitations.

      MAXXAM Severance or Termination Policy
      Severance or termination pay is generally granted to regular full-time employees who are involuntarily terminated, subject to certain conditions and a number of exclusions, pursuant to an unfunded policy. After such termination, the policy provides for payment in an amount ranging from two weeks' salary for at least one year of service graduating to a maximum of 104 weeks' salary. The amounts payable under the policy if the named executive officers had been involuntarily terminated on December 31, 1999 would have been as follows: Mr. Hurwitz--$1,453,100; Mr. Schwartz--$1,040,000; Mr. Reman--$356,723; and Mr.
Birkel--$59,622.

      Kaiser Termination Payment Policy
      Most full-time salaried employees of KACC are eligible for benefits under an unfunded termination policy if their employment is involuntarily terminated, subject to a number of exclusions. The policy provides for lump sum payments after termination ranging from one-half month's salary for less than one year of service graduating to eight months' salary for 30 or more years of service. The amount payable to Mr. La Duc under the policy if he had been involuntarily terminated on December 31, 1999 would have been $242,667.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
      ARRANGEMENTS

      Mr. La Duc and KACC entered into a five-year employment agreement effective January 1, 1998. Pursuant to the terms of the agreement, Mr. La Duc is currently entitled to a base salary of $350,000 per year. This amount is reviewed annually to evaluate Mr. La Duc's performance, and in any event adjusted for inflation consistent with the general program of increases for other executives and management employees. Mr. La Duc's agreement also establishes an annual target bonus of $200,000 (subject to adjustment for inflation) payable upon KACC achieving short-term objectives under its executive bonus plan which are to be agreed upon annually and otherwise consistent with KACC's business plan.

      Pursuant to the terms of the agreement, Mr. La Duc received a grant under the Kaiser 1997 Omnibus Stock Incentive Plan of options to purchase 468,750 shares of Kaiser common stock at an exercise price of $9.3125 per share. This grant was intended to have a value at the date of grant equivalent to a value of five times Mr. La Duc's annual long-term incentive target of $465,000 and to be in lieu of any payment of long-term incentive compensation under KACC's executive bonus plan for the five-year period beginning January 1, 1998, although Mr. La Duc remains eligible for additional option grants. The options granted pursuant to the terms of Mr. La Duc's agreement generally vest at the rate of 20% per year, beginning on December 31, 1998, with an additional 20% vesting each December 31, thereafter until fully vested.

      Mr. La Duc's agreement provides that upon the termination of his employment (other than for cause, by reason of his acceptance of an offer of employment with an affiliate or under certain circumstances in which Mr. La Duc is adversely affected), Mr. La Duc is entitled to a lump sum payment equal to the sum of (i) the benefit he would have received under the Kaiser Retirement Plan and Kaiser Supplemental Benefits Plan as if he had qualified for a fully early pension, (ii) an amount equal to his base salary as of the date of termination for a period equal to the greater of (a) the number of months remaining in the term of his agreement or (b) two years, and (iii) his annual target bonus for the year of termination (but not less than the initial target established by the agreement). In addition, in the event of Mr. La Duc's termination under the circumstances described above, all of the unvested stock options held by Mr. La Duc on the date of termination that would have vested during the term of his agreement immediately vest and become exercisable in full. Upon a change of control, the benefits described above are also payable upon either the subsequent termination of Mr. La Duc's employment by KACC other than for cause or the subsequent termination of employment by Mr. La Duc for any reason within twelve months following a change of control.

      Mr. Friedman and the Company entered into a five-year employment agreement effective December 1, 1999. Pursuant to the terms of the agreement, Mr. Friedman is currently entitled to a base salary of $450,000 per year. This amount is reviewed in accordance with the Company's generally applicable practices; however, the Company has no obligation under such agreement to increase Mr. Friedman's base salary. Mr. Friedman's employment agreement also provides that he receive an annual bonus of not less than $150,000 for each calendar year he is employed by the Company. Pursuant to the terms of the agreement Mr. Friedman received a grant under the Omnibus Plan of non- qualified stock options, with such options having tandem stock appreciation rights, with respect to 17,500 shares of the Common Stock, at an exercise price of $45.50 per share, and a grant under the Kaiser 1997 Omnibus Stock Incentive Plan of options to purchase 167,000 shares of Kaiser common stock at an exercise price of $9.00 per share. All options granted pursuant to the terms of Mr. Friedman's agreement generally vest at the rate of 20% per year, beginning on December 1, 2000, with an additional 20% vesting each December 1 thereafter until fully vested.

      Pursuant to the terms of Mr. Friedman's agreement, Mr. Friedman received a $250,000 interest free loan from the Company. Further, contingent upon Mr. Friedman's continued employment with the Company, beginning on December 1, 2000 and continuing annually thereafter, $50,000 of the principal of the loan shall be forgiven by the Company until the principal of the loan has been reduced to zero. Pursuant to the terms of the agreement, Mr. Friedman is also entitled to participate in all employee benefit plans and programs which are available to the Company's senior executive employees. Mr. Friedman's agreement provides that upon the termination of his employment (either by Mr. Friedman or for cause), Mr. Friedman is entitled to (i) pro rata base salary through the date of such termination and (ii) any compensation and benefits otherwise due to him pursuant to the terms of the Company's employee benefit plans. In addition, in the event of Mr. Friedman's termination under the circumstances described above, any outstanding principal on the loan becomes repayable by him upon such termination.

      Certain executive officers are eligible to participate in a deferred compensation program. An eligible executive officer may defer up to 30% of gross salary and up to 30% of any bonus otherwise payable to such executive officer for any calendar year. The designated percentage of deferred compensation is credited to a book account as of the date such compensation would have been paid and is deemed "invested" in an account bearing interest calculated using one-twelfth of the sum of the prime rate plus 2% on the first day of each month. Deferred compensation, including all earnings credited to the book account, will be paid in cash to the executive or beneficiary as soon as practicable following the date the executive ceases for any reason to be an employee of the Company, either in a lump sum or in a specified number of annual installments, not to exceed ten, at the executive's election.


                      REPORT OF THE COMPENSATION COMMITTEES
                                       ON
                             EXECUTIVE COMPENSATION

      Two compensation committees administer the Company's compensation plans, the Policy Committee and the Section 162(m) Committee. The Policy Committee administers and establishes overall compensation policies except to the extent that such authority has been delegated by the Board of Directors to the Section 162(m) Committee. The Section 162(m) Committee administers and approves amendments to the Company's plans or programs which are intended to comply with the provisions of Section 162(m) of the Code. Each of the committees reports directly to the full Board of Directors and together they have furnished the following report on executive compensation for fiscal year 1999.

EXECUTIVE OFFICER COMPENSATION

      The Policy Committee generally approves the policies under which compensation is paid or awarded to the Company's executive officers. Occasionally, the Chief Executive Officer of the Company exercises his authority to make a particular payment, award or adjustment. Among the factors the Policy Committee takes into consideration in its decisions on executive compensation are the diversified and multifaceted financial and managerial skills required to effectively manage the Company's complex structure. For instance, the Company consists of units operating in wholly separate industries and many of the Company's executives also serve in executive capacities in some or all of its operating subsidiaries in these industries. In addition, the Company continues to position itself to respond when growth opportunities become available. Accordingly, the Policy Committee looks not only to the Company's annual earnings, enhanced stockholder value, and the business development efforts of its existing business units when making executive compensation decisions but also recognizes the particular talents required to build the Company's asset base through expansions into new business segments and acquisitions. The Policy Committee also recognizes and takes into account the role of the Company's executive officers in financial structuring, refinancing and reorganizations on behalf of its operating units. Additional factors considered by the Policy Committee are the public relations, regulatory and litigation related challenges the Company presents for its executive officers. All of these factors present a particular challenge in determining appropriate approaches to executive compensation.

      The primary elements of compensation for executive officers of the Company are base salaries and annual discretionary bonuses. From time to time, the Policy Committee also recommends or approves bonus compensation awards under additional incentive compensation programs such as the Company's Omnibus Plan or deferred compensation program. See "Executive Compensation--Employment Contracts and Termination of Employment and Change-in-Control Arrangements" above for a description of these programs. From time to time, certain eligible executive officers may participate in the Company's Executive Plan, although to date only the Chief Executive Officer and the President have met the criteria. Except for Mr. Friedman and for executive officers principally compensated by KACC, there are no longer any employment agreements governing the compensation of any of the executive officers of the Company. However, the base salaries and the incentive amounts set in pre-existing employment agreements still serve as benchmarks and may sometimes be reviewed in determining compensation decisions for executives who at one time had employment agreements.

      Base Salary
      The Company's executive compensation philosophy is to pay base salaries adequate to attract and retain executives whose education, training, experience, talents and particular knowledge of the Company, its businesses and the industries in which it operates allow them to be key contributors to the administration, management and operations of the Company. Specific determinations are based primarily on individual attributes and the specific duties or responsibilities of each executive. Base salaries are generally adjusted annually based on a variety of factors, including cost of living information and industry trends. In December 1999, base salaries for executive officers (except those principally compensated by KACC) were reviewed individually and recommendations as to increases for the coming fiscal year were made by the Policy Committee. Among the factors considered by the Policy Committee in determining the amount of the base salary increases were the Consumer Price Index and the national average increases. For the most part, across-the-board base salary increases for key employees of the Company were 4%.

      Annual Discretionary Bonus
      Company policy requires that a significant portion of an executive officer's compensation be at-risk compensation paid through an annual discretionary bonus. This policy enables the Policy Committee to focus on each executive officer's individual efforts and contribution to the Company during the year in the context of both the Company's performance and the particular responsibilities and projects undertaken by the executive during the year, and award bonus compensation accordingly. Specific determinations are based primarily on the level of achievement of the Company's corporate objectives, the individual's contribution to the achievement of those objectives and the assumption of additional duties or responsibilities. The Company also recognizes particular challenges faced by executives in efforts to strengthen some of its less profitable or marginal operations. The Policy Committee believes that this approach best serves both the short- and long-term interests of the Company and its stockholders by significantly compensating executive officers retrospectively for services they have performed that can be both quantitatively and qualitatively analyzed as opposed to compensating executive officers prospectively through larger base salaries. Bonus compensation is typically awarded in December of each fiscal year and principally paid in cash. Bonus amounts paid by the Company to executive officers (other than the Chief Executive Officer and executive officers principally compensated by KACC) in December 1999 did not vary significantly from bonuses paid for 1998. These bonuses were proposed (other than with respect to himself) by the Chief Executive Officer, subject to review and approval by the Policy Committee.

      Additional Incentive Awards
      Awards under the Omnibus Plan are stock-based and compensation arising from the awards, if any, is usually tied to stock price appreciation. In 1999, six executive officers were granted non-qualified stock options, with such options having tandem stock appreciation rights, with respect to 36,000 shares of Common Stock under the Omnibus Plan. In addition, the Chief Executive Officer, whose compensation is discussed below, was granted options under the Omnibus Plan to acquire shares of the Company's capital stock.

      Executive Plan
      The Executive Plan provides performance incentives to each participant while securing, to the extent practicable, a tax deduction by the Company for payments of additional incentive compensation. Under the Executive Plan, the executive officers who are or will be eligible to participate are the only executive officers of the Company to which the deduction limitation is likely to apply. In general, the Section 162(m) Committee meets before March 31 of each year to identify current areas, factors or transactions involving the Company's business where the Section 162(m) Committee believes it would be beneficial to provide an incentive for a participant's performance. As a result, objective performance goals are pre-established and based on general business standards or are narrowly fact-specific to a given fiscal year or, in some instances with respect to longer term objectives, multiple fiscal years. The Chief Executive Officer and the Company's President were the only executive officers eligible under the Executive Plan for 1999.

      Compensation of the Chief Executive Officer for the Last Completed
      Fiscal Year
      The compensation of Charles E. Hurwitz, Chairman of the Board and Chief Executive Officer, generally consists of the same elements as for other executive officers. However, the Policy Committee recognizes the special entrepreneurial talents of Mr. Hurwitz, which have provided unique benefits to the Company from time to time. Accordingly, the Policy Committee has occasionally awarded extraordinary compensation to Mr. Hurwitz in recognition of his role in providing such benefits and as an incentive to provide future opportunities. In December 1999, the Policy Committee approved a base salary increase for 2000 of 4% for Mr. Hurwitz. This was the same percentage of increase generally provided during the same period to the Company's executive officers and other key employees.

      As described above, Mr. Hurwitz participates in the Executive Plan. The performance goals established for 1999 by the Section 162(m) Committee for Mr. Hurwitz under the Executive Plan were based upon (i) improved 1999 consolidated financial results, (ii) certain subsidiaries committing to specified new business ventures, (iii) extraordinary transactions by certain subsidiaries,
(iv) consummation of the Headwaters agreement, (v) improvement in earnings per share and (vi) the achievement by the Company's industry segments of their 1999 business plans. Based on the Company's 1999 results and performance in relation to the foregoing goals and criteria, Mr. Hurwitz was entitled to receive approximately $9.7 million under the Executive Plan. This amount was based upon
(i) improvement in consolidated financial results, (ii) consummation of the Headwaters agreement, (iii) improvements in earnings per share and (iv) the achievement of its 1999 business plan by one operating unit. The Section 162(m) Committee exercised its negative discretion and awarded Mr. Hurwitz an aggregate bonus of approximately $9.3 million in respect of his services during 1999, $7.5 million of which related to completion of the Headwaters agreement. The portion of the bonus relating to the Headwaters agreement was awarded to Mr. Hurwitz in the form of restricted Common Stock of the Company, with the remaining approximately $1.8 million being awarded to Mr. Hurwitz in cash in satisfaction of other criteria. With respect to the shares of restricted Common Stock, the transfer and other restrictions to which the shares are subject generally lapse only on the earlier of the 15th anniversary of the grant of the shares, or the death or total disability of Mr. Hurwitz. In order to take account of the lengthy transfer restrictions, the market price per share of the Company's Common Stock on the date of grant was discounted at a 3% annual rate through the date of lapse of the restrictions. The $7.5 million award was then divided by the discounted market price per share, resulting in an award of 256,808 shares of restricted Common Stock to Mr. Hurwitz.

      Separately from the Executive Plan, the Policy Committee awarded Mr. Hurwitz an aggregate amount of $255,000 under the Company's annual discretionary bonus policies applicable to all of its executive officers as discussed above.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

      Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the chief executive officer and four other most highly compensated executive officers of such companies. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Executive Plan and the Omnibus Plan, each of which has been approved by the stockholders of the Company, are performance-based and designed to enable compliance with Section 162(m) of the Code and the regulations thereunder. For purposes of Section 162(m) of the Code, the Section 162(m) Committee was composed of "outside directors" as such term is defined or interpreted for purposes of Section 162(m) of the Code during 1999.

COMPENSATION BY KACC

      One of the Company's executive officers, Mr. La Duc, was compensated during 1999 principally by KACC, a majority-owned subsidiary of the Company, which establishes salaries and other elements of compensation for such executive officers. Where an executive officer of both the Company and KACC is compensated by KACC, or where an executive officer of both the Company and KACC is compensated by the Company, the respective corporations make intercompany allocations of the costs of employment of the executive officer based on an allocation of that executive officer's time as expended among the Company or KACC and respective subsidiaries.

Section 162(m) Compensation Committee     Compensation Policy Committee
of the Board of Directors                 of the Board of Directors

Robert J. Cruikshank, Chairman            Robert J. Cruikshank
Stanley D. Rosenberg                      Ezra G. Levin, Chairman
                                          Stanley D. Rosenberg

POLICY COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During the 1999 fiscal year, no member of the Policy Committee was an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries; however, one member had a relationship requiring disclosure by the Company under Item 404 of Regulation S-K. Mr. Levin served on the Policy Committee and on the Board of Directors during 1999. Mr. Levin is also a partner in the law firm of Kramer Levin Naftalis & Frankel LLP, which provided legal services for the Company and its subsidiaries during 1999 (the revenues from such services accounting for less than ___% of that firm's revenues in 1999).

      During the Company's 1999 fiscal year, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Policy Committee, (ii) a director of another entity, one of whose executive officers served on the Policy Committee, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.


                                PERFORMANCE GRAPH

      The following performance graph compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total returns of the S&P 500 Stock Index and two peer groups consisting of companies included by S&P in its published indices for the Aluminum Industry and the Paper and Forest Products Industry for the Company's last five fiscal years. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at December 31, 1994, and that all dividends were reinvested. The data points are calculated as of the last trading day for the year indicated.



                                  BASE
                                 PERIOD
COMPANY/INDEX                    DEC94         DEC95       DEC96       DEC97       DEC98       DEC99
-----------------------------------------------------------------------------------------------------
MAXXAM INC.                        100         114.17     154.25       141.30      185.83      138.87
S&P 500 INDEX                      100         137.58     169.17       225.60      290.08      351.12
PAPER & FOREST PRODUCTS-500        100         110.10     121.79       130.59      133.18      186.22
ALUMINUM-500                       100         123.24     141.54       143.85      147.59      289.33



      The Company is involved in the real estate and racing industries in addition to the aluminum and forest product industries. However, the real estate and racing units of the Company account for less than 5% of the Company's gross revenues on a consolidated basis and, therefore, a line-of-business index for each such industry is not utilized.


                              CERTAIN TRANSACTIONS

LITIGATION MATTERS

      USAT Matters
      In October 1994, the Company learned that the United States Department of Treasury's Office of Thrift Supervision ("OTS") had commenced an investigation into United Financial Group, Inc. ("UFG") and the insolvency of its wholly owned subsidiary, United Savings Association of Texas ("USAT"). In December 1988, the Federal Home Loan Bank Board ("FHLBB") placed USAT into receivership and appointed the Federal Savings & Loan Insurance Corp. as receiver. At the time of the receivership, the Company owned approximately 13% of the voting stock of UFG.

      On December 26, 1995, the OTS initiated a formal administrative proceeding (the "OTS ACTION") against the Company and others by filing a Notice of Charges (No. AP 95-40; the "NOTICE"). The Notice alleged, among other things, misconduct by the Company, Federated, Mr. Hurwitz and others (the "RESPONDENTS") with respect to the failure of USAT. The Notice claims, among other things, that the Company was a savings and loan holding company, that with others it controlled USAT, and that, as a result of such status, it was obligated to maintain the net worth of USAT. The Notice makes numerous other allegations against the Company and the other Respondents, including that through USAT it was involved in prohibited transactions with Drexel, Burnham, Lambert Inc. ("DREXEL"). The OTS's pre-hearing statement alleged unspecified damages in excess of $560 million from the Company and Federated for restitution and reimbursement against loss for their pro rata portion (allegedly 35%) of the amount of USAT's capital deficiency and all imbedded losses as of the date of USAT's receivership (allegedly $1.6 billion). The OTS also seeks civil money penalties and a removal from, and prohibition against the Company and the other remaining Respondents engaging in, the banking industry. The hearing on the merits of this matter commenced on September 22, 1997 and concluded March 1, 1999. On February 10, 1999, the OTS and the FDIC settled with all of the Respondents except Mr. Hurwitz, the Company and Federated, for $1.0 million and limited cease and desist orders.

      Post hearing briefing concluded on January 31, 2000. In its post-hearing brief, the OTS claims, among other things, that the remaining Respondents, Mr. Hurwitz, the Company and Federated, are jointly and severally liable to pay either $821.3 million in restitution or reimbursement of $362.6 million for alleged unjust enrichment. The OTS also claims that each remaining Respondent should be required to pay $4.6 million in civil money penalties, and that Mr. Hurwitz should be prohibited from engaging in the banking industry. The Respondents' brief claims that none of them has any liability in this matter. A recommended decision by the administrative law judge is not expected any sooner than early to mid-2000. A final agency decision would be issued by the OTS Director thereafter. Such decision would then be subject to appeal by any of the parties to a federal appellate court.

      On August 2, 1995, the Federal Deposit Insurance Corporation ("FDIC") filed a civil action entitled Federal Deposit Insurance Corporation, as manager of the FSLIC Resolution Fund v. Charles E. Hurwitz (the "FDIC ACTION") in the U.S. District Court for the Southern District of Texas (No. H-95-3956). The original complaint was against Mr. Hurwitz and alleged damages in excess of $250.0 million based on the allegation that Mr. Hurwitz was a controlling shareholder, de facto senior officer and director of USAT, and was involved in certain decisions which contributed to the insolvency of USAT. The original complaint further alleged, among other things, that Mr. Hurwitz was obligated to ensure that UFG, Federated and the Company maintained the net worth of USAT. In January 1997, the FDIC filed an amended complaint which seeks, conditioned on the OTS prevailing in the OTS action, unspecified damages from Mr. Hurwitz relating to amounts the OTS does not collect from the Company and Federated with respect to their alleged obligations to maintain USAT's net worth. On February 6, 1998, Mr. Hurwitz filed a motion seeking dismissal of this action. On November 2, 1998, Mr. Hurwitz filed a supplement to his motion to dismiss and on December 9, 1998, Mr. Hurwitz filed a supplemental motion for sanctions against the FDIC. On March 12, 1999, the Court held a hearing on pending motions, including the motion to dismiss, and on March 15, 1999, the Court confirmed that it had taken the motion to dismiss under advisement.

      Indemnification of Directors and Officers
      Certain present and former directors and officers of the Company are parties in certain of the actions described above. The Company's Amended and Restated By-Laws provide for indemnification of its officers and directors to the fullest extent permitted by Delaware law. The Company is obligated to advance defense costs to its officers and directors, subject to the individual's obligation to repay such amount if it is ultimately determined that the individual was not entitled to indemnification. In addition, the Company's indemnity obligation can under certain circumstances include amounts other than defense costs, including judgments and settlements.

OTHER MATTERS

      The Company and certain of its subsidiaries share certain administrative and general expenses with Federated. Under these arrangements, Federated's obligation to the Company and its subsidiaries was approximately $134,000 for 1999. At December 31, 1999, Federated owed the Company $9,000 for certain general and administrative expenses, which amount was subsequently paid in 2000.

      Mr. Levin, a director of the Company, is a partner in the law firm of Kramer Levin Naftalis & Frankel LLP, and Mr. Friedman, the Company's General Counsel, was a partner in the law firm of Mayor, Day, Caldwell & Keeton, L.L.P. through December 1999. Each of these firms provides legal services to the Company and its subsidiaries.

      On January 14, 1997, UFG filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code. UFG's bankruptcy plan was confirmed by the Bankruptcy Court on March 31, 1997, and the transactions contemplated by the bankruptcy plan were substantially consummated on July 18, 1997. Prior to such date, the Company and MCO Properties Inc., a wholly owned subsidiary of the Company, owned approximately 38.5% of the outstanding common shares of UFG. Mr. Schwartz was President and a Director of UFG prior to the substantial consummation of the bankruptcy plan and served as the sole director and executive officer of the reorganized UFG. Pursuant to the plan, all outstanding shares of UFG were canceled and a single new share was issued to the sole member of the Board of Directors, who held such share in trust for the benefit of the holders of allowed claims. The Bankruptcy Court granted a final decree with respect to the UFG bankruptcy petition on February 8, 1999, and UFG was dissolved in June 1999.

      On April 17, 1995, Sam Houston Race Park, Ltd., SHRP Acquisition, Inc. and SHRP Capital Corp. filed voluntary petitions under Chapter 11 of the United States Bankruptcy Code. Their bankruptcy reorganization plan has since been confirmed and the transactions contemplated by the bankruptcy plan were consummated on October 6, 1995. Mr. Schwartz serves as a director and Vice President of SHRP Acquisition, Inc. and served as a director and Vice President of SHRP Capital Corp. until its dissolution in December 1997. Mr. Hurwitz serves as a director and President of SHRP Acquisition, Inc., and served as a director of SHRP Capital Corp.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Based solely upon a review of such copies of Forms 3, 4 and 5 and any amendments thereto furnished to the Company with respect to its most recent fiscal year, and written representations from certain reporting persons that no Forms 5 were required, the Company believes that all filing requirements were complied with which were applicable to its officers, directors and greater than ten percent beneficial owners.


                                  OTHER MATTERS

SOLICITATION OF PROXIES

      The cost of this proxy solicitation, the total amount of which is estimated to be $125,000, will be borne by the Company. Such estimate does not include costs represented by the amount normally expended for a solicitation for an election of directors in the absence of a contest, and costs represented by salaries and wages of regular employees and officers. The total expenditures to date are approximately $___________.

      In addition to solicitations by mail, solicitations also may be made by advertisement, telephone, telegram, facsimile transmission or other electronic media, and personal meetings and interviews. In addition to solicitation services to be provided by MacKenzie Partners, Inc. as described below, proxies may be solicited by the Company and its directors, executive officers and employees (who will receive no compensation therefor in addition to their regular salaries or fees). Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the Common Stock and Preferred Stock of the Company and such entities will be reimbursed for their expenses. The Company has retained MacKenzie at an estimated fee of $40,000, plus reasonable out-of-pocket expenses, to assist in the solicitation of proxies (which amount is included in the estimate of total expenses above). It is anticipated that approximately forty employees of MacKenzie may solicit proxies.

INDEPENDENT PUBLIC ACCOUNTANTS

      Arthur Andersen LLP, the Company's independent public accountants, has completed its audit with respect to the Company's 1999 fiscal year. Representatives of Arthur Andersen LLP plan to attend the Annual Meeting of Stockholders and will be available to answer appropriate questions. Such representatives will also have an opportunity to make a statement at the meeting, if they so desire.

STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS

      Proposals which stockholders intend to present at the 2001 annual meeting of stockholders (other than those submitted for inclusion in the Company's proxy material pursuant to Rule 14a-8 of the Proxy Rules of the SEC) must be received by the Company no earlier than ___________, 2001 and no later than ___________, 2001 to be presented at the meeting. Proposals pursuant to Rule 14a-8 of the Proxy Rules must also be received by ___________, 2001, to be eligible for inclusion in the proxy material for that meeting. Any such stockholder proposals must be sent to the Company's Secretary at its executive offices at 5847 San Felipe, Suite 2600, Houston, Texas 77057.


                                        By Order of the Board of Directors



                                        BERNARD L. BIRKEL
                                        Secretary
______________, 2000
Houston, Texas


                                   APPENDIX A

                               BUSINESS ADDRESSES

      Unless otherwise indicated below, the business address of each member of the Board of Directors is the address of the Company's principal executive offices:

                                Robert J. Cruikshank
                                Robert J. Cruikshank Personal Investments
                                Compass Bank Building
                                2001 Kirby Drive, Box 106
                                Houston, Texas  77019

                                Ezra G. Levin
                                Kramer Levin Naftalis & Frankel LLP
                                919 Third Avenue, 40th Floor
                                New York, New York  10022

                                Stanley D. Rosenberg
                                Arter & Hadden LLP
                                700 St. Mary's Street, Suite 800
                                San Antonio, Texas  78205

                                Michael J. Rosenthal
                                M. J. Rosenthal & Associates
                                410 Park Avenue
                                New York, New York  10022

                   PURCHASES AND SALES OF STOCK OF THE COMPANY

      The Company purchased 344,000 shares of Common Stock on March 23, 2000.

      The following table sets forth all shares of Common Stock or Preferred Stock purchased or sold within the past two years by each of the members of the Board of Directors of the Company:

              NAME                       DATE                CLASS             AMOUNT                TRANSACTION
              ----                       ----                -----             ------                -----------
Charles E. Hurwitz                     11/23/98             Common              5000         Sold on Open Market
                                       11/24/98             Common              2900         Sold on Open Market
                                       11/25/98             Common              2100         Sold on Open Market
                                        4/5/99              Common              2500         Sold on Open Market
                                        4/6/99              Common              5600         Sold on Open Market
                                        4/7/99              Common              1900         Sold on Open Market
                                        8/11/99             Common              1700         Sold on Open Market
                                        8/12/99             Common               300         Sold on Open Market
                                        8/18/99             Common              2000         Sold on Open Market


      There were no shares of Common Stock or Preferred Stock purchased by any other members of the Board of Directors within the past two years.


                                                        [MAXXAM Logo]

             Table of Contents                   NOTICE OF 2000 ANNUAL MEETING
                                                            AND
Notice of Annual Meeting of Stockholders             PROXY STATEMENT
Proxy Statement
   Election of Directors
   First Stockholder Proposal
   Second Stockholder Proposal
   Third Stockholder Proposal
   Other Business
   The Board of Directors and
      its Committees
   Executive Officers and Directors
   Principal Stockholders
   Executive Compensation
   Report of the Compensation Committees
      on Executive Compensation
   Performance Graph
   Certain Transactions
   Section 16(a) Beneficial
      Ownership Reporting Compliance
   Other Matters


                                                        IMPORTANT
                                              PLEASE SIGN AND DATE YOUR
                                                  WHITE PROXY CARD
                                               AND PROMPTLY RETURN IT
                                              IN THE ENCLOSED ENVELOPE.



[recycled logo] Printed on recycled paper.

                            Pre-Registration Request


If you plan to attend the MAXXAM Inc. Annual Meeting of Stockholders at 8:30 a.m., local time, on Wednesday, May 24, 2000, at The Power Center, Houston, Texas, you may use this form to pre-register and expedite your admission to the meeting. Should you pre-register, you will only need to supply proof of identification to enter the meeting. If you hold your shares of record, please complete and return this form in order to pre-register. If you hold your shares through your broker, bank or other nominee, please complete and return this form accompanied by your brokerage or similar statement (demonstrating that you owned shares of Capital Stock as of the close of business on March 31, 2000). Compliance with pre-registration and proof of identification will grant you admittance to the meeting. All stockholders will still need to follow the rules and procedures set forth in the Proxy Statement and at the Annual Meeting in order to vote their shares at the meeting.

PLEASE RETURN THIS PRE-REGISTRATION FORM, TOGETHER WITH PROOF OF CAPITAL STOCK OWNERSHIP AS OF THE RECORD DATE, IF NECESSARY, TO: MAXXAM INC., 5847 SAN FELIPE, SUITE 2600, HOUSTON, TEXAS 77057, ATTENTION: STOCKHOLDER MEETING
PRE-REGISTRATION OR BY FACSIMILE TO 1-800-________. FOR FURTHER INFORMATION, YOU MAY CALL TOLL-FREE AT 1-877-276-5656.

(   )I plan to attend   OR   (   ) I will send my proxy to attend the Company's
                                   Annual Meeting of Stockholders on May 24,
                                   2000.

Name:

Proxy's Name (if applicable):

Street:

City:

State:                                  ZIP Code:

Daytime Telephone Number (including area code):

                      PROXY MUST BE SIGNED AND DATED ON THE
                  REVERSE SIDE. PLEASE FOLD AND DETACH CARD AT
                           PERFORATION BEFORE MAILING.


                                   MAXXAM INC.
                           5847 SAN FELIPE, SUITE 2600
                              HOUSTON, TEXAS 77057

           This Proxy is Solicited on Behalf of the Board of Directors

   The undersigned hereby appoints Paul N. Schwartz, J. Kent Friedman and Bernard L. Birkel as proxies (each with power to act alone and with power of substitution) to vote as designated below, all shares of Common Stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of MAXXAM Inc. to be held on May 24, 2000, and at any and all adjournments or postponements thereof.

   WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS AND "AGAINST" EACH OF THE THREE PROPOSALS SUBMITTED BY CERTAIN STOCKHOLDERS OF THE COMPANY, ALL AS SET FORTH IN THE PROXY STATEMENT.

(Continued and signature required on the reverse side)


                                        MAXXAM INC.
                                        C/O CORPORATE ELECTION SERVICES
                                        P.O. BOX 3230
                                        PITTSBURGH, PA  15230

1. ELECTION OF DIRECTORS Nominees: Robert J. Cruikshank, Stanley D. Rosenberg and Michael J. Rosenthal (for terms expiring in 2001), J. Kent Friedman and Ezra G. Levin (for terms expiring in 2003)
     /  /  FOR all nominees listed above, except as specified below
     /  /  WITHHOLD AUTHORITY to vote for all nominees listed above
     To withhold authority to vote for any individual nominee, write that nominee's name below:

     ---------------------------------------------------------------------------
2. Proposal submitted by certain stockholders of the Company regarding cumulative voting.
     /  /  FOR     /  /  AGAINST      /  /  ABSTAIN
3. Proposal submitted by certain stockholders of the Company to declassify the Company's Board of Directors.
     /  /  FOR     /  /  AGAINST      /  /  ABSTAIN
4. Proposal submitted by certain stockholders of the Company regarding independent directors.
     /  /  FOR     /  /  AGAINST      /  /  ABSTAIN
5. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof, hereby revoking any proxy or proxies heretofore given by the undersigned.

Please complete, sign, date and return the proxy card promptly, using the enclosed envelope.

Please note change of address or comments to the left.

     PLEASE SIGN EXACTLY AS YOUR NAME APPEARS AT LEFT. IF STOCK IS HELD IN THE NAME OF MORE THAN ONE PERSON, EACH PERSON SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

              Date:                                          , 2000

              -----------------------------------------------------
                               Signature

              -----------------------------------------------------
                           Signature if held jointly

              VOTES MUST BE INDICATED IN BLACK OR BLUE INK.

                      PROXY MUST BE SIGNED AND DATED ON THE
                  REVERSE SIDE. PLEASE FOLD AND DETACH CARD AT
                           PERFORATION BEFORE MAILING.



                                   MAXXAM INC.
                           5847 SAN FELIPE, SUITE 2600
                              HOUSTON, TEXAS 77057

           This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Paul N. Schwartz, J. Kent Friedman and Bernard L. Birkel as proxies (each with power to act alone and with power of substitution) to vote as designated below, all shares of Class A $.05 Non-Cumulative Participating Convertible Preferred Stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of MAXXAM Inc. to be held on May 24, 2000, and at any and all adjournments or postponements thereof.

     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS AND "AGAINST" EACH OF THE THREE PROPOSALS SUBMITTED BY CERTAIN STOCKHOLDERS OF THE COMPANY, ALL AS SET FORTH IN THE PROXY STATEMENT.

(Continued and signature required on the reverse side)


                                        MAXXAM INC.
                                        C/O CORPORATE ELECTION SERVICES
                                        P.O. BOX 3230
                                        PITTSBURGH, PA  15230

1. ELECTION OF DIRECTORS Nominees: J. Kent Friedman and Ezra G. Levin (for terms expiring in 2003)
     /  /  FOR all nominees listed above, except as specified below
     /  /  WITHHOLD AUTHORITY to vote for all nominees listed above
     To withhold authority to vote for any individual nominee, write that nominee's name below:

     ---------------------------------------------------------------------------

2. Proposal submitted by certain stockholders of the Company regarding cumulative voting.
     /  /  FOR     /  /  AGAINST      /  /  ABSTAIN
3. Proposal submitted by certain stockholders of the Company to declassify the Company's Board of Directors.
     /  /  FOR     /  /  AGAINST      /  /  ABSTAIN
4. Proposal submitted by certain stockholders of the Company regarding independent directors.
     /  /  FOR     /  /  AGAINST      /  /  ABSTAIN
5. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof, hereby revoking any proxy or proxies heretofore given by the undersigned.

Please complete, sign, date and return the proxy card promptly, using the enclosed envelope.

Please note change of address or comments to the left.

     PLEASE SIGN EXACTLY AS YOUR NAME APPEARS AT LEFT. IF STOCK IS HELD IN THE NAME OF MORE THAN ONE PERSON, EACH PERSON SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

              Date:                                         , 2000

              ----------------------------------------------------
                               Signature

              ----------------------------------------------------
                           Signature if held jointly

              VOTES MUST BE INDICATED IN BLACK OR BLUE INK.